QuickLinks -- Click here to rapidly navigate through this document

SIMON®

3Q 2020 SUPPLEMENTAL

DESERT HILLS

COACH

# SIMON PROPERTY GROUP

EARNINGS RELEASE &
SUPPLEMENTAL INFORMATION
UNAUDITED THIRD QUARTER

(1)
Includes reconciliation of consolidated net income to funds from operations.

3Q 2020 SUPPLEMENTAL	1

EARNINGS RELEASE

Contacts:
Tom Ward	317-685-7330 Investors
Ali Slocum	317-264-3079 Media

SIMON PROPERTY GROUP REPORTS THIRD QUARTER 2020 RESULTS

INDIANAPOLIS, November 9, 2020 — Simon, a real estate investment trust engaged in the ownership of premier shopping, dining, entertainment and mixed-use destinations, today reported results for the quarter ended September 30, 2020.

"I am pleased with the solid profitability and substantial improvement in cash flow from operations we generated in the third quarter," said David Simon, Chairman, Chief Executive Officer and President. "As we continue to navigate through the pandemic and the resulting economic conditions, the well-being of our employees, shoppers and communities we serve remains at the forefront. Despite COVID-19, we are encouraged by the increases we are seeing in shopper traffic, retailer sales and tenant rent collections across our portfolio. We continue to improve our company through innovative investment opportunities which, when combined with our A-rated balance sheet, sets us apart and allows us to re-define the future."

Results for the Quarter

•
Net income attributable to common stockholders was $145.9 million, or $0.48 per diluted share, as compared to $544.3 million, or $1.77 per diluted share in 2019. The current year period includes a non-cash impairment charge of $91.3 million, or $0.26 per diluted share, related to the Company's interests in four unconsolidated joint ventures.

•
Funds From Operations ("FFO") was $723.2 million, or $2.05 per diluted share, as compared to $1.081 billion, or $3.05 per diluted share, in the prior year period. FFO in the current year period was negatively impacted by $1.10 due to reduced revenues from the Company's domestic and international operations caused by the impact of the COVID-19 pandemic, partially offset by approximately $0.23 per diluted share from cost reduction initiatives. In comparison to the prior year, the current year period includes $0.10 per diluted share of lower straight-line lease income, $0.06 per diluted share of litigation expenses and $0.01 per diluted share of lower lease settlement income.

•
Portfolio net operating income ("NOI") for the three months ended September 30, 2020 declined 22.4% and comparable property NOI declined 24.4%. The year-over-year decline is primarily due to reduced revenues from agreed upon tenant rent abatements, higher provisions for uncollectible rents, lower sales-based rents and a reduction in ancillary property income, including Simon Brand Ventures sponsorship income, partially offset by cost reduction initiatives. The Company did not amortize any rent abatements; instead, abatements were expensed in the period granted.

3Q 2020 SUPPLEMENTAL	2

EARNINGS RELEASE

Results for the Nine Months

•
Net income attributable to common stockholders was $837.7 million, or $2.74 per diluted share, as compared to $1.588 billion, or $5.15 per diluted share in 2019. Results for the nine months ended 2020 include impairment charges of $98.2 million, or $0.28 per diluted share. Results for the nine months ended 2019 included a combined $83.6 million, or $0.24 per diluted share, of proceeds from an insurance settlement and a gain on the sale of our interest in a multi-family residential property.

•
FFO was $2.450 billion, or $6.95 per diluted share, as compared to $3.227 billion, or $9.09 per diluted share, in the prior year period. FFO for the nine months ended 2020 was negatively impacted by $2.23 per diluted share primarily due to reduced revenues from the Company's domestic and international operations caused by the impact of the COVID-19 pandemic, partially offset by approximately $0.59 per diluted share from cost reduction initiatives. The nine months ended 2019 also included the $0.24 per diluted share noted above.

•
Portfolio NOI for the nine months ended September 30, 2020 declined 14.6% and comparable property NOI declined 14.4%.

U.S. Malls and Premium Outlets Operating Statistics

•
Occupancy was 91.4% at September 30, 2020.

•
Base minimum rent per square foot was $56.13 at September 30, 2020, an increase of 2.9% year-over-year.

3Q 2020 SUPPLEMENTAL	3

EARNINGS RELEASE

Business Update

All of the Company's U.S. retail properties are currently open, welcoming shoppers to this year's extended holiday shopping season.

During the quarter, seven retail properties in California were temporarily closed on July 15 due to a restrictive governmental order. Six of the properties reopened August 31 and the seventh reopened on October 7, after the easing of governmental restrictions in Los Angeles.

As of November 6, 2020, the Company has collected from its U.S. retail portfolio, 72% of its net billed rents for the second quarter. Further, the Company has realized higher net billed rent collections for the third quarter, with a collection rate of 85% as of November 6, 2020.

($ millions)	Q2 2020	Q3 2020
U.S. Portfolio Gross Contractual Rents	$1,625	$1,591
Rent Write-Offs Related to Tenants in Bankruptcy	(64)	(15)

Net Contractual Rents	1,561	1,576
Deferrals Agreed	(303)	(35)
Abatements Granted	(204)	(65)

Net Billed Rents	1,054	1,476
Collected	$763	$1,250
Collected as percent of Net Billed Rents	72%	85%
Collected as percent of Net Billed Rents, including Deferrals Agreed	78%	85%

Amounts are presented on a gross basis, not at the Company's share. U.S. portfolio gross contractual rents do not include any prior period deferrals or sales-based rents. Amounts above relate to the contractual rents in the stated periods. Abatements reduced Lease Income in the period they were granted.

Development Activity

During the quarter, we completed the redevelopment of former department store spaces at Broadway Square and Cape Cod Mall. Also during the quarter, the 110,000 square-foot phase V expansion of Rinku Premium Outlets (Izumisano, (Osaka) Japan) opened adding enhanced amenities, elevated food offerings and more than 40 new, exciting brands. After this expansion, Rinku Premium Outlets is western Japan's largest outlet center. Simon owns 40% of this center.

Construction continues on certain redevelopment and new development projects in the U.S. and internationally that are nearing completion. Simon's share of the remaining required net cash funding for these projects, that are currently scheduled to be completed by the end of 2021, is approximately $140 million.

3Q 2020 SUPPLEMENTAL	4

EARNINGS RELEASE

Capital Markets and Balance Sheet Liquidity

As of September 30, 2020, Simon had more than $9.7 billion of liquidity consisting of $1.5 billion of cash on hand, including its share of joint venture cash, and $8.2 billion of available capacity under its revolving credit facilities and term loan, net of $623 million outstanding under its U.S. commercial paper program.

During the quarter, the Company completed a three tranche senior notes offering totaling $2.0 billion. Two tranches totaling $1.5 billion were new issues of senior notes with a weighted average term of 20 years and a weighted average coupon rate of 3.23%. The third tranche of $500 million was issued as additional notes under an indenture pursuant to which the Company previously issued 3.50% notes due September 2025.

The Company used a combination of proceeds from the offering and cash on hand to repay $2.5 billion outstanding under its Credit Facilities.

Dividends

The Company paid its third quarter 2020 common stock dividend of $1.30 per share, in cash, on October 23, 2020. Simon's Board of Directors will declare a common stock cash dividend for the fourth quarter on or before December 31, 2020.

Simon's Board of Directors declared the quarterly dividend on its 8 3/8% Series J Cumulative Redeemable Preferred Stock (NYSE: SPGPrJ) of $1.046875 per share, payable on December 31, 2020 to shareholders of record on December 17, 2020.

Conference Call

Simon will hold a conference call to discuss the quarterly financial results today at 5:00 p.m. Eastern Time, Monday, November 9, 2020. A live webcast of the conference call will be accessible in listen-only mode at investors.simon.com. An audio replay of the conference call will be available until November 16, 2020. To access the audio replay, dial 1-855-859-2056 (international 404-537-3406) passcode 7809309.

Supplemental Materials and Website

Supplemental information on our third quarter 2020 performance is available at investors.simon.com. This information has also been furnished to the SEC in a current report on Form 8-K.

We routinely post important information online on our investor relations website, investors.simon.com. We use this website, press releases, SEC filings, quarterly conference calls, presentations and webcasts to disclose material, non-public information in accordance with Regulation FD. We encourage members of the investment community to monitor these distribution channels for material disclosures. Any information accessed through our website is not incorporated by reference into, and is not a part of, this document.

Non-GAAP Financial Measures

This press release includes FFO, FFO per share, comparable property Net Operating Income growth and portfolio Net Operating Income growth which are financial performance measures not defined by generally accepted accounting principles in the United States ("GAAP"). Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release and in Simon's supplemental information for the quarter. FFO and comparable property Net Operating Income growth are financial performance measures widely used in the REIT industry. Our definitions of these non-GAAP measures may not be the same as similar measures reported by other REITs.

3Q 2020 SUPPLEMENTAL	5

EARNINGS RELEASE

Forward-Looking Statements

Certain statements made in this press release may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained, and it is possible that the Company's actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: uncertainties regarding the impact of the COVID-19 pandemic and governmental restrictions intended to prevent its spread on our tenants' businesses, financial condition, results of operations, cash flow and liquidity and our ability to access the capital markets, satisfy our debt service obligations and make distributions to our stockholders; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; changes in economic and market conditions that may adversely affect the general retail environment; the intensely competitive market environment in the retail industry; changes to applicable laws or regulations or the interpretation thereof; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; the inability to lease newly developed properties and renew leases and relet space at existing properties on favorable terms; the potential loss of anchor stores or major tenants; decreases in market rental rates; the impact of our substantial indebtedness on our future operations; any disruption in the financial markets that may adversely affect our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; changes in market rates of interest and foreign exchange rates for foreign currencies; general risks related to real estate investments, including the illiquidity of real estate investments; security breaches that could compromise our information technology or infrastructure; risks relating to our joint venture properties; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; changes in the value of our investments in foreign entities; our ability to hedge interest rate and currency risk; changes in insurance costs; the availability of comprehensive insurance coverage; natural disasters; the potential for terrorist activities; environmental liabilities; the loss of key management personnel; and the transition of LIBOR to an alternative reference rate. The Company discusses these and other risks and uncertainties under the heading "Risk Factors" in its annual and quarterly periodic reports filed with the SEC. The Company may update that discussion in subsequent other periodic reports, but except as required by law, the Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

About Simon

Simon is a real estate investment trust engaged in the ownership of premier shopping, dining, entertainment and mixed-use destinations and an S&P 100 company (Simon Property Group, NYSE: SPG). Our properties across North America, Europe and Asia provide community gathering places for millions of people every day and generate billions in annual sales.

3Q 2020 SUPPLEMENTAL	6

EARNINGS RELEASE

Simon Property Group, Inc.
Unaudited Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)

	For the Three Month Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
REVENUE:
Lease income	$993,831	$1,308,908	$3,269,572	$3,887,532
Management fees and other revenues	21,345	27,976	71,545	83,768
Other income	45,498	79,670	134,957	295,274

Total revenue	1,060,674	1,416,554	3,476,074	4,266,574

EXPENSES:
Property operating	91,236	121,735	267,479	339,404
Depreciation and amortization	333,755	334,944	986,157	1,016,193
Real estate taxes	112,311	118,031	347,075	349,404
Repairs and maintenance	18,971	23,979	57,482	73,752
Advertising and promotion	14,751	36,583	60,967	109,128
Home and regional office costs	39,960	45,865	130,420	144,892
General and administrative	3,016	8,032	17,206	27,528
Other	42,650	22,083	99,527	75,318

Total operating expenses	656,650	711,252	1,966,313	2,135,619

OPERATING INCOME BEFORE OTHER ITEMS	404,024	705,302	1,509,761	2,130,955
Interest expense	(201,858)	(202,382)	(586,545)	(599,541)
Income and other tax (expense) benefit	(2,779)	(6,197)	3,065	(23,309)
Income from unconsolidated entities	61,823	119,706	156,610	316,691
Unrealized (losses) gains in fair value of equity instruments	(1,279)	2,154	(20,125)	(4,846)
(Loss) gain on sale or disposal of, or recovery on,
assets and interests in unconsolidated entities and impairment, net	(91,285)	10,141	(98,168)	12,822

CONSOLIDATED NET INCOME	168,646	628,724	964,598	1,832,772
Net income attributable to noncontrolling interests	21,886	83,636	124,351	242,216
Preferred dividends	834	834	2,503	2,503

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$145,926	$544,254	$837,744	$1,588,053

BASIC AND DILUTED EARNINGS PER COMMON SHARE:
Net income attributable to common stockholders	$0.48	$1.77	$2.74	$5.15

3Q 2020 SUPPLEMENTAL	7

EARNINGS RELEASE

Simon Property Group, Inc.
Unaudited Consolidated Balance Sheets
(Dollars in thousands, except share amounts)

	September 30, 2020	December 31, 2019
ASSETS:
Investment properties, at cost	$38,074,281	$37,804,495
Less — accumulated depreciation	14,692,374	13,905,776

	23,381,907	23,898,719
Cash and cash equivalents	1,082,313	669,373
Tenant receivables and accrued revenue, net	1,452,295	832,151
Investment in unconsolidated entities, at equity	2,449,335	2,371,053
Investment in Klépierre, at equity	1,641,680	1,731,649
Right-of-use assets, net	515,004	514,660
Deferred costs and other assets	1,139,041	1,214,025

Total assets	$31,661,575	$31,231,630

LIABILITIES:
Mortgages and unsecured indebtedness	$25,139,682	$24,163,230
Accounts payable, accrued expenses, intangibles, and deferred revenues	1,299,062	1,390,682
Cash distributions and losses in unconsolidated entities, at equity	1,565,642	1,566,294
Dividend payable	458,144	—
Lease liabilities	517,454	516,809
Other liabilities	478,182	464,304

Total liabilities	29,458,166	28,101,319

Commitments and contingencies
Limited partners' preferred interest in the Operating Partnership and noncontrolling redeemable interests in properties	187,193	219,061
EQUITY:
Stockholders' Equity
Capital stock (850,000,000 total shares authorized, $0.0001 par value, 238,000,000 shares of excess common stock, 100,000,000 authorized shares of preferred stock):
Series J 8 3/8% cumulative redeemable preferred stock, 1,000,000 shares authorized, 796,948 issued and outstanding with a liquidation value of $39,847	42,173	42,420

Common stock, $0.0001 par value, 511,990,000 shares authorized, 320,613,247 and 320,435,256 issued and outstanding, respectively	32	32

Class B common stock, $0.0001 par value, 10,000 shares authorized, 8,000 issued and outstanding	—	—

Capital in excess of par value	9,761,978	9,756,073
Accumulated deficit	(5,953,166)	(5,379,952)
Accumulated other comprehensive loss	(180,468)	(118,604)
Common stock held in treasury, at cost, 14,667,884 and 13,574,296 shares, respectively	(1,917,698)	(1,773,571)

Total stockholders' equity	1,752,851	2,526,398
Noncontrolling interests	263,365	384,852

Total equity	2,016,216	2,911,250

Total liabilities and equity	$31,661,575	$31,231,630

3Q 2020 SUPPLEMENTAL	8

EARNINGS RELEASE

Simon Property Group, Inc.
Unaudited Joint Venture Combined Statements of Operations
(Dollars in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
REVENUE:
Lease income	$601,522	$766,740	$1,919,618	$2,285,848
Other income	94,630	79,025	215,349	234,337

Total revenue	696,152	845,765	2,134,967	2,520,185
OPERATING EXPENSES:
Property operating	129,024	149,759	383,363	434,742
Depreciation and amortization	175,716	171,407	512,705	512,070
Real estate taxes	68,464	64,172	197,487	200,698
Repairs and maintenance	16,457	20,729	49,661	61,938
Advertising and promotion	9,901	19,831	42,669	63,852
Other	41,857	45,747	107,822	142,806

Total operating expenses	441,419	471,645	1,293,707	1,416,106

OPERATING INCOME BEFORE OTHER ITEMS	254,733	374,120	841,260	1,104,079
Interest expense	(154,579)	(159,971)	(463,629)	(473,914)
Gain on sale or disposal of, or recovery on, assets and interests in unconsolidated entities, net	—	—	—	21,587

NET INCOME	$100,154	$214,149	$377,631	$651,752

Third-Party Investors' Share of Net Income	$46,785	$108,792	$193,633	$332,078

Our Share of Net Income	53,369	105,357	183,998	319,674
Amortization of Excess Investment (A)	(20,543)	(20,846)	(62,144)	(62,413)
Our Share of Gain on Sale or Disposal of Assets and Interests in
Other Income in the Consolidated Financial Statements	—	—	—	(9,156)

Income from Unconsolidated Entities (B)	$32,826	$84,511	$121,854	$248,105

Note:
The above financial presentation does not include any information related to our investments in Klépierre S.A. ("Klépierre") and HBS Global Properties ("HBS"). For additional information, see footnote B.

3Q 2020 SUPPLEMENTAL	9

EARNINGS RELEASE

Simon Property Group, Inc.
Unaudited Joint Venture Combined Balance Sheets
(Dollars in thousands)

	September 30, 2020	December 31, 2019
Assets:
Investment properties, at cost	$19,841,675	$19,525,665
Less — accumulated depreciation	7,802,948	7,407,627

	12,038,727	12,118,038
Cash and cash equivalents	973,669	1,015,864
Tenant receivables and accrued revenue, net	808,702	510,157
Right-of-use assets, net	181,713	185,302
Deferred costs and other assets	391,025	384,663

Total assets	$14,393,836	$14,214,024

Liabilities and Partners' Deficit:
Mortgages	$15,505,554	$15,391,781
Accounts payable, accrued expenses, intangibles, and deferred revenue	909,616	977,112
Lease liabilities	184,473	186,594
Other liabilities	407,147	338,412

Total liabilities	17,006,790	16,893,899
Preferred units	67,450	67,450
Partners' deficit	(2,680,404)	(2,747,325)

Total liabilities and partners' deficit	$14,393,836	$14,214,024

Our Share of:
Partners' deficit	$(1,154,758)	$(1,196,926)
Add: Excess Investment (A)	1,414,067	1,525,903

Our net Investment in unconsolidated entities, at equity	$259,309	$328,977

Note:
The above financial presentation does not include any information related to our investments in Klépierre and HBS Global Properties. For additional information, see footnote B.

3Q 2020 SUPPLEMENTAL	10

EARNINGS RELEASE

Simon Property Group, Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures (C)
(Amounts in thousands, except per share amounts)

Reconciliation of Consolidated Net Income to FFO
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Consolidated Net Income (D)	$168,646	$628,724	$964,598	$1,832,772
Adjustments to Arrive at FFO:
Depreciation and amortization from consolidated properties	331,252	332,456	978,998	1,008,439
Our share of depreciation and amortization from unconsolidated entities, including Klépierre and HBS	136,471	138,116	402,488	412,018
Loss (gain) on sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	91,285	(10,141)	98,168	(12,822)
Unrealized losses (gains) in fair value of equity instruments	1,279	(2,154)	20,125	4,846
Net loss (gain) attributable to noncontrolling interest holders in properties	753	(337)	4,551	181
Noncontrolling interests portion of depreciation and amortization	(5,154)	(4,790)	(14,665)	(14,608)
Preferred distributions and dividends	(1,313)	(1,313)	(3,939)	(3,939)

FFO of the Operating Partnership	$723,219	$1,080,561	$2,450,324	$3,226,887

Diluted net income per share to diluted FFO per share reconciliation:
Diluted net income per share	$0.48	$1.77	$2.74	$5.15
Depreciation and amortization from consolidated properties and our share of depreciation and amortization from unconsolidated entities, including Klépierre and HBS, net of noncontrolling interests portion of depreciation and amortization	1.30	1.32	3.87	3.97
Loss (gain) on sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	0.26	(0.03)	0.28	(0.04)
Unrealized losses (gains) in fair value of equity instruments	0.01	(0.01)	0.06	0.01

Diluted FFO per share	$2.05	$3.05	$6.95	$9.09

Details for per share calculations:
FFO of the Operating Partnership	$723,219	$1,080,561	$2,450,324	$3,226,887
Diluted FFO allocable to unitholders	(95,426)	(142,727)	(323,591)	(425,123)

Diluted FFO allocable to common stockholders	$627,793	$937,834	$2,126,733	$2,801,764

Basic and Diluted weighted average shares outstanding	305,913	307,275	306,099	308,314
Weighted average limited partnership units outstanding	46,507	46,763	46,574	46,782

Basic and Diluted weighted average shares and units outstanding	352,420	354,038	352,673	355,096

Basic and Diluted FFO per Share	$2.05	$3.05	$6.95	$9.09
Percent Change	–32.8%		–23.5%

3Q 2020 SUPPLEMENTAL	11

EARNINGS RELEASE

Simon Property Group, Inc.
Footnotes to Unaudited Financial Information

Notes:

(A)
Excess investment represents the unamortized difference of our investment over equity in the underlying net assets of the related partnerships and joint ventures shown therein. The Company generally amortizes excess investment over the life of the related assets.

(B)
The Unaudited Joint Venture Combined Statements of Operations do not include any operations or our share of net income or excess investment amortization related to our investments in Klépierre and HBS Global Properties. Amounts included in Footnote D below exclude our share of related activity for our investments in Klépierre and HBS Global Properties. For further information on Klépierre, reference should be made to financial information in Klépierre's public filings and additional discussion and analysis in our Form 10-K.

(C)
This report contains measures of financial or operating performance that are not specifically defined by GAAP, including FFO and FFO per share. FFO is a performance measure that is standard in the REIT business. We believe FFO provides investors with additional information concerning our operating performance and a basis to compare our performance with those of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

  We determine FFO based upon the definition set forth by the National Association of Real Estate Investment Trusts ("NAREIT") Funds From Operations White Paper — 2018 Restatement. Our main business includes acquiring, owning, operating, developing, and redeveloping real estate in conjunction with the rental of real estate. Gains and losses of assets incidental to our main business are included in FFO. We determine FFO to be our share of consolidated net income computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding gains and losses from the sale, disposal or property insurance recoveries of, or any impairment related to, depreciable retail operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon economic ownership interest, and all determined on a consistent basis in accordance with GAAP. However, you should understand that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity.

(D)
Includes our share of:

-
Gains on land sales of $1.8 million and $2.5 million for the three months ended September 30, 2020 and 2019, respectively, and $8.1 million and $14.1 million for the nine months ended September 30, 2020 and 2019, respectively.

-
Straight-line adjustments (decreased) increased income by ($13.7) million and $22.2 million for the three months ended September 30, 2020 and 2019, respectively, and ($4.3) million and $66.0 million for the nine months ended September 30, 2020 and 2019, respectively.

-
Amortization of fair market value of leases from acquisitions increased income by $1.1 million and $1.3 million for the three months ended September 30, 2020 and 2019, respectively, and $3.5 million and $4.0 million for the nine months ended September 30, 2020 and 2019, respectively.

3Q 2020 SUPPLEMENTAL	12

OVERVIEW

THE COMPANY

Simon Property Group, Inc. (NYSE:SPG) is a self-administered and self-managed real estate investment trust ("REIT"). Simon Property Group, L.P., or the Operating Partnership, is our majority-owned partnership subsidiary that owns all of our real estate properties and other assets. In this package, the terms Simon, we, our, or the Company refer to Simon Property Group, Inc., the Operating Partnership, and its subsidiaries. We own, develop and manage premier shopping, dining, entertainment and mixed-use destinations, which consist primarily of malls, Premium Outlets®, The Mills®, and International Properties. At September 30, 2020, we owned or had an interest in 235 properties comprising 191 million square feet in North America, Asia and Europe. Additionally, at September 30, 2020, we had a 22.4% ownership interest in Klépierre, a publicly traded, Paris-based real estate company, which owns shopping centers in 15 European countries.

This package was prepared to provide operational and balance sheet information as of September 30, 2020 for the Company and the Operating Partnership.

Certain statements made in this Supplemental Package may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and it is possible that our actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: uncertainties regarding the impact of the COVID-19 pandemic and governmental restrictions intended to prevent its spread on our tenants' businesses, financial condition, results of operations, cash flow and liquidity and our ability to access the capital markets, satisfy our debt service obligations and make distributions to our stockholders; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; changes in economic and market conditions that may adversely affect the general retail environment; the intensely competitive market environment in the retail industry; changes to applicable laws or regulations or the interpretation thereof; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; the inability to lease newly developed properties and renew leases and relet space at existing properties on favorable terms; the potential loss of anchor stores or major tenants; decreases in market rental rates; the impact of our substantial indebtedness on our future operations; any disruption in the financial markets that may adversely affect our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; changes in market rates of interest and foreign exchange rates for foreign currencies; general risks related to real estate investments, including the illiquidity of real estate investments; security breaches that could compromise our information technology or infrastructure; risks relating to our joint venture properties; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; changes in the value of our investments in foreign entities; our ability to hedge interest rate and currency risk; changes in insurance costs; the availability of comprehensive insurance coverage; natural disasters; the potential for terrorist activities; environmental liabilities; the loss of key management personnel; and the transition of LIBOR to an alternative reference rate. We discuss these and other risks and uncertainties under the heading "Risk Factors" in our annual and quarterly periodic reports filed with the SEC. We may update that discussion in subsequent other periodic reports, but, except as required by law, we undertake no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Any questions, comments or suggestions regarding this Supplemental Information should be directed to Tom Ward, Senior Vice President of Investor Relations (tom.ward@simon.com or 317.685.7330).

3Q 2020 SUPPLEMENTAL	13

OVERVIEW

STOCK INFORMATION

The Company's common stock and one series of preferred stock are traded on the New York Stock Exchange under the following symbols:

Common Stock	SPG
8.375% Series J Cumulative Redeemable Preferred	SPGPrJ
CREDIT RATINGS
Standard & Poor's
Corporate	A	(Negative Outlook)
Senior Unsecured	A	(Negative Outlook)
Commercial Paper	A1	(Negative Outlook)
Preferred Stock	BBB+	(Negative Outlook)
Moody's
Senior Unsecured	A3	(Stable Outlook)
Commercial Paper	P2	(Stable Outlook)
Preferred Stock	Baa1	(Stable Outlook)

SENIOR UNSECURED DEBT COVENANTS (1)

	Required	Actual	Compliance

Total Debt to Total Assets (1)	≤65%	47%	Yes
Total Secured Debt to Total Assets (1)	≤50%	20%	Yes
Fixed Charge Coverage Ratio	>1.5X	4.5X	Yes
Total Unencumbered Assets to Unsecured Debt	≥125%	234%	Yes
(1)
Covenants for indentures dated June 7, 2005 and later. Total Assets are calculated in accordance with the indenture and essentially represent net operating income (NOI) divided by a 7.0% capitalization rate plus the value of other assets at cost.

3Q 2020 SUPPLEMENTAL	14

SELECTED FINANCIAL AND EQUITY INFORMATION
(In thousands, except as noted)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,

	2020	2019	2020	2019
Financial Highlights
Total Revenue – Consolidated Properties	$1,060,674	$1,416,554	$3,476,074	$4,266,574
Consolidated Net Income	$168,646	$628,724	$964,598	$1,832,772
Net Income Attributable to Common Stockholders	$145,926	$544,254	$837,744	$1,588,053
Basic and Diluted Earnings per Common Share (EPS)	$0.48	$1.77	$2.74	$5.15
Funds from Operations (FFO) of the Operating Partnership	$723,219	$1,080,561	$2,450,324	$3,226,887
Basic and Diluted FFO per Share (FFOPS)	$2.05	$3.05	$6.95	$9.09
Declared Dividends/Distributions per Share/Unit	$1.30	$2.10	$4.70	$6.20

Stockholders' Equity Information	AS OF SEPTEMBER 30, 2020	AS OF DECEMBER 31, 2019
Limited Partners' Units Outstanding at end of period	46,465	46,740
Common Shares Outstanding at end of period	305,953	306,869

Total Common Shares and Limited Partnership Units Outstanding at end of period	352,418	353,609

Weighted Average Limited Partnership Units Outstanding	46,574	46,744
Weighted Average Common Shares Outstanding:
Basic and Diluted – for purposes of EPS and FFOPS	306,099	307,950

Debt Information
Share of Consolidated Debt	$24,959,629	$23,988,186
Share of Joint Venture Debt	7,072,216	7,214,181

Share of Total Debt	$32,031,845	$31,202,367
Share of Cash and Cash Equivalents	1,518,090	1,114,490

Share of Net Debt	$30,513,755	$30,087,877

Market Capitalization
Common Stock Price at end of period	$64.68	$148.96
Common Equity Capitalization, including Limited Partnership Units	$22,794,407	$52,673,608
Preferred Equity Capitalization, including Limited Partnership Preferred Units	79,331	83,236

Total Equity Market Capitalization	$22,873,738	$52,756,844

Total Market Capitalization – Including Share of Total Debt	$54,905,583	$83,959,211

3Q 2020 SUPPLEMENTAL	15

NET OPERATING INCOME (NOI) COMPOSITION (1)
For the Nine Months Ended September 30, 2020

(1)
Based on our share of total NOI and does not reflect any property, entity or corporate-level debt.
(2)
Includes Klépierre, international Premium Outlets and international Designer Outlets.
(3)
Includes Lifestyle Centers.

3Q 2020 SUPPLEMENTAL	16

NET OPERATING INCOME OVERVIEW (1)
(In thousands)

	FOR THE THREE MONTHS ENDED SEPTEMBER 30,			FOR THE NINE MONTHS ENDED SEPTEMBER 30,

	2020	2019	% Growth	2020	2019	% Growth

Comparable Property NOI (2)	$1,023,774	$1,353,821	–24.4%	$3,445,675	$4,025,197	–14.4%
NOI from New Development, Redevelopment, Expansion and Acquisitions (3)	28,733	39,425		101,386	119,807
International Properties (4)	121,655	119,292		287,734	347,615

Portfolio NOI	$1,174,162	$1,512,538	–22.4%	$3,834,795	$4,492,619	–14.6%
Our share of NOI from Investments (5)	47,215	70,508		145,407	193,591
Our share of NOI from Retailer Investments (6)	30,543	15,883		(8,681)	22,515
Corporate and Other NOI Sources (7)	39,414	123,917		200,126	435,965
Combined NOI	$1,291,334	$1,722,846		$4,171,647	$5,144,690
Less: Joint Venture Partners' Share of NOI	228,423	289,398		724,513	855,602

Our Share of Total NOI	$1,062,911	$1,433,448		$3,447,134	$4,289,088

(1)
All amounts are presented at gross values unless otherwise indicated as our share. See reconciliation on following page.

(2)
Includes Malls, Premium Outlets, The Mills and Lifestyle Centers as comparable for the period. Substantially all of the NOI decline in the first nine months of 2020 related to the impact of COVID-19.

(3)
Includes total property NOI for properties undergoing redevelopment as well as incremental NOI for expansion properties not yet included in comparable properties.

(4)
Includes International Premium Outlets (except for Canadian International Premium Outlets included in Comparable NOI) and International Designer Outlets at constant currency. Substantially all of the NOI decline in the first nine months of 2020 related to the impact of COVID-19.

(5)
Includes our share of NOI of Klépierre (at constant currency) and HBS. Substantially all of the NOI decline in the first nine months of 2020 related to the impact on our share of NOI from our investment in Klépierre resulting from property closures.

(6)
Includes our share of NOI of our retailer investments. Substantially all of the NOI decline in the first nine months of 2020 related to the impact of COVID-19 on our retailer investments operations from store closures.

(7)
Includes income components excluded from Portfolio NOI and Comparable Property NOI (domestic lease termination income, interest income, land sale gains, straight line lease income, above/below market lease adjustments), unrealized and realized gains/losses on non-real estate related equity instruments, Simon management company revenues, and other assets. The nine months ended September 30, 2019 includes $83,582 related to the Opry Mills settlement and a gain on the sale of Phipps Residential.

3Q 2020 SUPPLEMENTAL	17

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)

RECONCILIATION OF NET INCOME TO NOI

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,

	2020	2019	2020	2019
Reconciliation of NOI of consolidated entities:
Consolidated Net Income	$168,646	$628,724	$964,598	$1,832,772
Income and other tax expense (benefit)	2,779	6,197	(3,065)	23,309
Interest expense	201,858	202,382	586,545	599,541
Income from unconsolidated entities	(61,823)	(119,706)	(156,610)	(316,691)
Unrealized losses (gains) in fair value of equity instruments	1,279	(2,154)	20,125	4,846
Loss (gain) on sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	91,285	(10,141)	98,168	(12,822)

Operating Income Before Other Items	404,024	705,302	1,509,761	2,130,955
Depreciation and amortization	333,755	334,944	986,157	1,016,193
Home and regional office costs	39,960	45,865	130,420	144,892
General and administrative	3,016	8,032	17,206	27,528

NOI of consolidated entities	$780,755	$1,094,143	$2,643,544	$3,319,568

Reconciliation of NOI of unconsolidated entities:
Net Income	$100,154	$214,149	$377,631	$651,752
Interest expense	154,579	159,971	463,629	473,914
Gain on sale or disposal of, or recovery on, assets and interests in unconsolidated entities, net	–	–	–	(21,587)

Operating Income Before Other Items	254,733	374,120	841,260	1,104,079
Depreciation and amortization	175,716	171,407	512,705	512,070

NOI of unconsolidated entities	$430,449	$545,527	$1,353,965	$1,616,149

Add: Our share of NOI from Klépierre, HBS and other corporate investments	80,130	83,176	174,138	208,973

Combined NOI	$1,291,334	$1,722,846	$4,171,647	$5,144,690

3Q 2020 SUPPLEMENTAL	18

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)

RECONCILIATION OF FFO OF THE OPERATING PARTNERSHIP TO FUNDS AVAILABLE FOR DISTRIBUTION (OUR SHARE)

	THREE MONTHS ENDED SEPTEMBER 30, 2020	NINE MONTHS ENDED SEPTEMBER 30, 2020
FFO of the Operating Partnership	$723,219	$2,450,324
Non-cash impacts to FFO (1)	16,532	29,666

FFO of the Operating Partnership excluding non-cash impacts	739,751	2,479,990
Tenant allowances	(17,594)	(57,634)
Operational capital expenditures	(13,720)	(43,164)

Funds available for distribution	$708,437	$2,379,192

(1)
Non-cash impacts to FFO of the Operating Partnership include:

	THREE MONTHS ENDED SEPTEMBER 30, 2020	NINE MONTHS ENDED SEPTEMBER 30, 2020
Deductions:
Fair market value of lease amortization	(1,037)	(3,478)
Fair value of debt amortization	(797)	(616)
Additions:
Straight-line lease loss	13,679	4,285
Stock based compensation expense	(1,838)	10,056
Mortgage, financing fee and terminated swap amortization expense	6,525	19,419

	$16,532	$29,666

This report contains measures of financial or operating performance that are not specifically defined by generally accepted accounting principles (GAAP) in the United States, including FFO, FFO per share, funds available for distribution, net operating income (NOI), portfolio NOI, and comparable property NOI. FFO and NOI are performance measures that are standard in the REIT business. We believe FFO and NOI provide investors with additional information concerning our operating performance and a basis to compare our performance with the performance of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

The non-GAAP financial measures used in this report should not be considered as alternatives to net income as a measure of our operating performance or to cash flows computed in accordance with GAAP as a measure of liquidity nor are they indicative of cash flows from operating and financial activities. Reconciliations of other non-GAAP measures used in this report to the most-directly comparable GAAP measure are included in the tables on Reconciliations of Non-GAAP Financial Measures and in the Earnings Release for the latest period.

3Q 2020 SUPPLEMENTAL	19

OTHER INCOME, OTHER EXPENSE AND CAPITALIZED INTEREST
(In thousands)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,

	2020	2019	2020	2019
Consolidated Properties
Other Income
Interest, dividend and distribution income (1)	$3,135	$10,351	$12,912	$25,525
Lease settlement income	8,205	10,720	13,563	15,510
Gains on land sales	1,885	1,779	8,259	10,156
Other (2)(3)	32,273	56,820	100,223	244,083

Totals	$45,498	$79,670	$134,957	$295,274

Other Expense
Ground leases	$10,093	$11,039	$30,133	$32,320
Professional fees and other (4)	32,557	11,044	69,394	42,998

Totals	$42,650	$22,083	$99,527	$75,318

Capitalized Interest	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,

	2020	2019	2020	2019
Interest Capitalized during the Period:
Our Share of Consolidated Properties	$3,271	$9,337	$16,170	$23,958
Our Share of Joint Venture Properties	$206	$370	$777	$894

(1)
Includes distributions from other international investments.

(2)
Includes ancillary property revenues, gift cards, marketing, media, parking and sponsorship revenues, gains on sale of non-retail investments, non-real estate investments, insurance proceeds from business interruption and other miscellaneous income items.

(3)
The nine months ended September 30, 2019 includes $83,582 related to the Opry Mills settlement and a gain on the sale of Phipps residential.

(4)
Includes litigation expenses.

3Q 2020 SUPPLEMENTAL	20

U.S. MALLS AND PREMIUM OUTLETS OPERATING INFORMATION

	AS OF SEPTEMBER 30,

	2020	2019
Total Number of Properties	168	175
Total Square Footage of Properties (in millions)	142.3	150.2
Ending Occupancy (1):
Consolidated Assets	91.5%	95.1%
Unconsolidated Assets	91.1%	93.8%
Total Portfolio	91.4%	94.7%
Base Minimum Rent PSF (2):
Consolidated Assets	$54.33	$52.97
Unconsolidated Assets	$61.22	$58.73
Total Portfolio	$56.13	$54.55

Open / Close Spread

		RENT PSF (BASE MINIMUM RENT & CAM)

	SQUARE FOOTAGE OF OPENINGS	AVERAGE OPENING RATE PSF (3)	AVERAGE CLOSING RATE PSF (3)	LEASING SPREAD (3)	SPREAD TO CLOSE %
9/30/20	6,117,027	$61.28	$63.81	($2.53)	–4.0%
6/30/20	6,593,808	$62.95	$63.21	($0.26)	–0.4%
3/31/20	7,948,232	$64.06	$61.26	$2.80	4.6%
12/31/19	8,216,167	$62.39	$54.56	$7.83	14.4%
9/30/19	7,541,208	$66.58	$54.48	$12.10	22.2%
(1)
Ending Occupancy is the percentage of total owned square footage (GLA) which is leased as of the last day of the reporting period. We include all company owned space except for mall anchors, mall majors, mall freestanding and mall outlots in the calculation.
(2)
Base Minimum Rent PSF is the average base minimum rent charge in effect for the reporting period for all tenants that would qualify to be included in Ending Occupancy as defined above.
(3)
The Open / Close Spread is a measure that compares opening and closing rates on all spaces. The Opening Rate is the initial cash Rent PSF for spaces leased during the trailing 12-month period, and includes new leases, renewals, amendments and relocations (including expansions and downsizings) if lease term is greater than one year. The Closing Rate is the final cash Rent PSF as of the month the tenant terminates or closes. Rent PSF includes Base Minimum Rent and Common Area Maintenance (CAM) rents.

3Q 2020 SUPPLEMENTAL	21

THE MILLS AND INTERNATIONAL OPERATING INFORMATION

	AS OF SEPTEMBER 30,

	2020	2019
The Mills
Total Number of Properties	14	14
Total Square Footage of Properties (in millions)	21.5	21.5
Ending Occupancy (1)	94.5%	97.2%
Base Minimum Rent PSF (2)	$33.83	$32.88
Leasing Spread PSF (3)	$8.87	$13.27
Leasing Spread (Percentage Change) (3)	22.8%	31.4%

International Properties
Premium Outlets
Total Number of Properties	21	20
Total Square Footage of Properties (in millions)	8.3	7.7
Designer Outlets
Total Number of Properties	10	9
Total Square Footage of Properties (in millions)	2.6	2.2
Statistics for Premium Outlets in Japan (4)
Ending Occupancy	99.3%	99.7%
Base Minimum Rent PSF	¥ 5,390	¥ 5,241
(1)
See footnote 1 on U.S. Malls and Premium Outlets Operating Information for definition, except Ending Occupancy is calculated on all company owned space.
(2)
See footnote 2 on U.S. Malls and Premium Outlets Operating Information for definition.
(3)
See footnote 3 on U.S. Malls and Premium Outlets Operating Information for definition.
(4)
Information supplied by the managing venture partner; includes 9 properties.

3Q 2020 SUPPLEMENTAL	22

U.S. MALLS AND PREMIUM OUTLETS LEASE EXPIRATIONS (1)

YEAR	NUMBER OF LEASES EXPIRING	SQUARE FEET	AVG. BASE MINIMUM RENT PSF AT 9/30/20	PERCENTAGE OF GROSS ANNUAL RENTAL REVENUES (2)

Inline Stores and Freestanding
Month to Month Leases	1,039	3,696,592	$56.45	3.6%
2020 (10/1/20 - 12/31/20)	289	749,965	$61.70	0.8%
2021	2,448	8,906,803	$51.47	7.9%
2022	2,506	9,464,677	$50.29	8.3%
2023	2,246	9,098,525	$57.39	9.0%
2024	1,775	7,025,051	$60.28	7.3%
2025	1,542	6,088,501	$62.75	6.7%
2026	1,251	5,013,097	$61.36	5.4%
2027	936	3,694,468	$65.72	4.3%
2028	806	3,484,706	$61.68	3.7%
2029	710	3,040,422	$65.85	3.3%
2030	373	1,811,524	$62.80	1.8%
2031 and Thereafter	356	2,441,087	$40.69	1.8%
Specialty Leasing Agreements w/ terms in excess of 12 months	1,665	4,276,790	$16.96	1.3%

Anchors
Month to Month Leases	1	138,409	$1.18	0.0%
2020 (10/1/20 - 12/31/20)	—	—	—	—
2021	5	669,592	$3.43	0.0%
2022	11	1,470,861	$6.06	0.2%
2023	16	2,318,262	$6.00	0.3%
2024	18	1,565,287	$8.59	0.2%
2025	17	1,676,634	$6.63	0.2%
2026	11	1,149,302	$5.44	0.1%
2027	6	920,224	$4.16	0.1%
2028	8	707,745	$8.27	0.1%
2029	4	511,660	$2.44	0.0%
2030	8	824,573	$6.91	0.1%
2031 and Thereafter	20	1,843,946	$12.66	0.4%
(1)
Does not consider the impact of renewal options that may be contained in leases.
(2)
Annual rental revenues represent 2019 consolidated and joint venture combined base rental revenue.

3Q 2020 SUPPLEMENTAL	23

U.S. MALLS AND PREMIUM OUTLETS TOP TENANTS

Top Inline Store Tenants (sorted by percentage of total base minimum rent for U.S. properties)

TENANT	NUMBER OF STORES	SQUARE FEET (000's)	PERCENT OF TOTAL SQ. FT. IN U.S. PROPERTIES	PERCENT OF TOTAL BASE MINIMUM RENT FOR U.S. PROPERTIES

The Gap, Inc.	354	3,377	1.9%	3.3%
L Brands, Inc.	290	1,778	1.0%	2.2%
PVH Corporation	231	1,456	0.8%	1.7%
Tapestry, Inc.	248	1,012	0.6%	1.6%
Signet Jewelers, Ltd.	336	489	0.3%	1.4%
Capri Holdings Limited	143	562	0.3%	1.3%
American Eagle Outfitters, Inc	199	1,279	0.7%	1.3%
Foot Locker, Inc.	205	955	0.5%	1.3%
Ascena Retail Group Inc	255	1,443	0.8%	1.3%
Luxottica Group SPA	371	659	0.4%	1.3%

Top Anchors(sorted by percentage of total square footage in U.S. properties) (1)

TENANT	NUMBER OF STORES	SQUARE FEET (000's)	PERCENT OF TOTAL SQ. FT. IN U.S. PROPERTIES	PERCENT OF TOTAL BASE MINIMUM RENT FOR U.S. PROPERTIES

Macy's Inc.	103	19,935	11.1%	0.3%
J.C. Penney Co., Inc.	57	9,372	5.2%	0.3%
Dillard's, Inc.	35	6,450	3.6%	*
Nordstrom, Inc.	24	4,103	2.3%	0.1%
Dick's Sporting Goods, Inc.	35	2,354	1.3%	0.6%
Hudson's Bay Company	17	2,174	1.2%	0.1%
The Neiman Marcus Group, Inc.	12	1,458	0.8%	0.1%
Belk, Inc.	7	1,194	0.7%	*
Sears	6	1,142	0.6%	*
Target Corporation	6	831	0.5%	0.1%
Von Maur, Inc.	6	768	0.4%	*
(1)
Includes space leased and owned by anchors in U.S. Malls; does not include Bloomingdale's The Outlet Store, Neiman Marcus Last Call, Nordstrom Rack, and Saks Fifth Avenue Off 5th.
*
Less than one-tenth of one percent.

3Q 2020 SUPPLEMENTAL	24

CAPITAL EXPENDITURES
(In thousands)

		UNCONSOLIDATED PROPERTIES

	CONSOLIDATED PROPERTIES	TOTAL	OUR SHARE
New development projects	$24,405	$95,542	$44,334
Redevelopment projects with incremental square footage and/or anchor replacement	217,351	255,500	115,455
Redevelopment projects with no incremental square footage (1)	42,350	19,148	9,998

Subtotal new development and redevelopment projects	284,106	370,190	169,787
Tenant allowances	43,987	27,601	13,647
Operational capital expenditures at properties:
CAM expenditures	22,257	38,118	16,014
Non-CAM expenditures	1,693	7,793	3,200

Totals	$352,043	$443,702	$202,648

Conversion from accrual to cash basis	43,961	(35,185)	(16,070)

Capital Expenditures for the Nine Months Ended 9/30/20 (2)	$396,004	$408,517	$186,578

Capital Expenditures for the Nine Months Ended 9/30/19 (2)	$622,687	$543,547	$236,810

(1)
Includes restoration projects as a result of property damage from natural disasters.
(2)
Agrees with the line item "Capital expenditures" on the Combined Statements of Cash Flows for the consolidated properties. No statement of cash flows is prepared for the joint venture properties; however, the above reconciliation was completed in the same manner as the reconciliation for the consolidated properties.

3Q 2020 SUPPLEMENTAL	25

DEVELOPMENT ACTIVITY SUMMARY (1)
As of September 30, 2020
(in thousands, except percent)

PLATFORM PROJECT TYPE	OUR SHARE OF NET INVESTMENT	EXPECTED STABILIZED RATE OF RETURN	ACTUAL INVESTMENT THRU Q3 2020	FORECASTED INVESTMENT Q4 2020	FORECASTED INVESTMENT FY 2020	FORECASTED INVESTMENT FY 2021	FORECASTED TOTAL INVESTMENT 2020 - 2021
Malls
Redevelopments	$462,701	7%	$167,994	$65,443	$233,437	$65,901	$299,338

Premium Outlets
New Developments—U.S.	$16,468	—	$16,468	$—	$16,468	$—	$16,468
New Developments—International	$91,252	8%	$48,333	$6,942	$55,275	$6,442	$61,717
Redevelopments—U.S.	$35,006	9%	$15,237	$7,824	$23,061	$—	$23,061
Redevelopments—International	$101,300	10%	$48,597	$1,730	$50,327	$—	$50,327
The Mills
Redevelopments	$52,865	11%	$18,054	$10,704	$28,758	$10,679	$39,437
Total Investment(1)	$759,592	8%	$314,683	$92,643	$407,326	$83,022	$490,348
Less funding from: Construction Loans, International JV Cash on hand, etc.	$(265,382)		$(127,523)	$(18,419)	$(145,942)	$(14,372)	$(160,314)
Total Net Cash Investment	$494,210		$187,160	$74,224	$261,384	$68,650	$330,034

Notes:

(1)
Our share of Net Investment includes $349M of previous investment that was in CIP as of December 31, 2019.

3Q 2020 SUPPLEMENTAL	26

COMMON AND PREFERRED STOCK INFORMATION

                    CHANGES IN COMMON SHARE AND LIMITED PARTNERSHIP UNIT OWNERSHIP
                    For the Period December 31, 2019 through September 30, 2020

	COMMON SHARES (1)	LIMITED PARTNERSHIP UNITS (2)
Number Outstanding at December 31, 2019	306,868,960	46,740,117
Activity During the First Six Months of 2020:
Exchange of Limited Partnership Units for Common Stock	132,946	(132,946)
Redemption of Limited Partnership Units for Cash	–	(116,072)
Treasury Shares Acquired Related to Stock Grant Recipients' Tax Obligations and Other	(15,561)	–
Restricted Stock Awards and Long-Term Incentive Performance (LTIP) Units Earned (3)	154,529	36,884
Repurchase of Simon Property Group Common Stock in open market	(1,245,654)	–

Number Outstanding at June 30, 2020	305,895,220	46,527,983
Third Quarter Activity
Exchange of Limited Partnership Units for Common Stock	61,968	(61,968)
Redemption of Limited Partnership Units for Cash	–	(586)
Restricted Stock Awards and Long-Term Incentive Performance (LTIP) Units Earned (3)	(3,825)	(632)

Number Outstanding at September 30, 2020	305,953,363	46,464,797

Number of Limited Partnership Units and Common Shares at September 30, 2020	352,418,160

                    PREFERRED STOCK/UNITS OUTSTANDING AS OF SEPTEMBER 30, 2020
                    ($ in 000's, except per share amounts)

ISSUER	DESCRIPTION	NUMBER OF SHARES/UNITS	PER SHARE LIQUIDATION PREFERENCE	AGGREGATE LIQUIDATION PREFERENCE	TICKER SYMBOL
Preferred Stock:
Simon Property Group, Inc.	Series J 8.375% Cumulative Redeemable (4)	796,948	$50.00	$39,847	SPGPrJ
Preferred Units:
Simon Property Group, L.P.	7.50% Cumulative Redeemable (5)	255,373	$100.00	$25,537	N/A
(1)
Excludes Limited Partnership preferred units relating to preferred stock outstanding.
(2)
Excludes units owned by the Company (shown here as Common Shares) and Limited Partnership Units not exchangeable for common shares.
(3)
Represents restricted stock awards and earned LTIP units issued pursuant to the Operating Partnership's 1998 Stock Incentive Plan and 2019 Stock Incentive Plan, net of forfeitures.
(4)
Each share is redeemable on or after October 15, 2027. The shares are traded on the New York Stock Exchange. The closing price on September 30, 2020 was $67.50 per share.
(5)
Each preferred unit is redeemable upon the occurrence of certain tax triggering events.

3Q 2020 SUPPLEMENTAL	27

CREDIT PROFILE
(As of December 31, unless otherwise indicated)

NET DEBT TO NOI (X)
7.0
6.5
6.0
5.5
5.0
4.5
4.0
5.6
5.5
5.1
5.2
6.2
2016
2017
2018
2019
TTM 9/30/20

FIXED CHARGE COVERAGE (X)
5.6
5.4
5.2
5.0
4.8
4.6
4.4
4.2
4.0
3.8
3.6
3.4
3.2
3.0
5.0
5.0
5.1
5.3
4.5
2016
2017
2018
2019
TTM 9/30/20

UNSECURED INTEREST COVERAGE (X)
7.5
7.0
6.5
6.0
5.5
5.0
4.5
4.0
3.5
6.0
6.2
6.4
6.9
5.7
2016
2017
2018
2019
TTM 9/30/20

FFO PAYOUT RATIO (%)
80%
75%
70%
65%
60%
55%
50%
45%
40%
62%
64%
65%
69%
69%
2016(1)
2017(1)
2018
2019(1)
TTM 9/30/20

WEIGHTED AVERAGE INTEREST RATE (%)
4.00%
3.80%
3.60%
3.40%
3.20%
3.00%
3.53%
3.40%
3.50%
3.33%
3.25%
2016
2017
2018
2019
9/30/20

WEIGHTED AVERAGE YEARS TO MATURITY (YRS)
7.4
6.9
6.4
5.9
5.4
7.0
6.6
6.2
6.7
7.1
2016
2017
2018
2019
9/30/20

(1)
Includes a charge for loss on extinguishment of debt of $0.38 per share in 2016, $0.36 per share in 2017, and $0.33 per share in 2019.

3Q 2020 SUPPLEMENTAL	28

SUMMARY OF INDEBTEDNESS
As of September 30, 2020
(In thousands)

	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Consolidated Indebtedness
Mortgage Debt
Fixed Rate	$6,166,553	$6,023,743	3.85%	4.0
Variable Rate Debt	775,107	736,994	1.63%	1.4

Total Mortgage Debt	6,941,660	6,760,737	3.61%	3.8
Unsecured Debt
Fixed Rate	17,015,581	17,015,581	3.12%	9.9
Revolving Credit Facility – USD Currency	625,000	625,000	0.81%	4.7

Total Revolving Credit Facilities	625,000	625,000	0.81%	4.7
Global Commercial Paper – USD	622,650	622,650	0.19%	0.1

Total Unsecured Debt	18,263,231	18,263,231	2.94%	9.4
Premium	36,936	36,936
Discount	(55,725)	(55,725)
Debt Issuance Costs	(113,675)	(112,805)
Other Debt Obligations	67,255	67,255

Consolidated Mortgages and Unsecured Indebtedness (1)	$25,139,682	$24,959,629	3.12%	7.9

Joint Venture Indebtedness
Mortgage Debt
Fixed Rate	$13,527,754	$6,251,268	3.85%	4.2
Floating Rate Debt (Hedged) (1)	421,560	175,608	2.12%	6.5
Variable Rate Debt	1,207,813	512,955	1.81%	2.3
TMLP Debt (2)	380,486	146,851	–	–

Total Mortgage Debt	15,537,613	7,086,682	3.65%	4.1
Debt Issuance Costs	(32,062)	(14,466)

Joint Venture Mortgages and Other Indebtedness (1)	$15,505,551	$7,072,216	3.65%	4.1

Our Share of Total Indebtedness		$32,031,845	3.25%	7.1

	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Summary of Our Share of Fixed and Variable Rate Debt
Consolidated
Fixed	94.6%	$23,619,264	3.52%	8.2
Variable	5.4%	1,340,365	1.25%	3.0

	100.0%	24,959,629	3.12%	7.9
Joint Venture
Fixed	90.3%	$6,386,590	3.85%	4.2
Variable	9.7%	685,626	1.79%	3.4

	100.0%	7,072,216	3.65%	4.1

Total Debt		$32,031,845

Total Fixed Debt	93.7%	$30,005,854	3.36%	7.3

Total Variable Debt	6.3%	$2,025,991	1.43%	3.1

(1)
Amounts give effect to outstanding derivative instruments as footnoted in the Property and Debt Information.
(2)
See footnote 20 on the Property and Debt information.

3Q 2020 SUPPLEMENTAL	29

TOTAL DEBT AMORTIZATION AND MATURITIES BY YEAR (OUR SHARE)
As of September 30, 2020
(In thousands)

YEAR	OUR SHARE OF UNSECURED CONSOLIDATED DEBT	WEIGHTED AVERAGE RATE OF MATURING UNSECURED CONSOLIDATED DEBT	OUR SHARE OF SECURED CONSOLIDATED DEBT	WEIGHTED AVERAGE RATE OF MATURING SECURED CONSOLIDATED DEBT	OUR SHARE OF UNCONSOLIDATED JOINT VENTURE DEBT	WEIGHTED AVERAGE RATE OF MATURING UNCONSOLIDATED JOINT VENTURE DEBT	OUR SHARE OF TOTAL DEBT	TOTAL WEIGHTED AVERAGE RATE OF MATURING DEBT

2020	$622,650	0.19%	$401,210	3.95%	$47,164	2.65%	$1,071,024	1.70%
2021	550,000	2.50%	1,080,330	3.15%	1,061,592	4.34%	2,691,922	3.48%
2022	2,029,349	2.01%	732,614	3.48%	950,648	3.68%	3,712,611	2.72%
2023	1,100,000	2.75%	724,285	3.85%	588,549	3.10%	2,412,834	3.16%
2024	2,500,000	2.92%	392,750	3.76%	1,204,263	3.45%	4,097,013	3.15%
2025	2,311,232	2.20%	864,742	3.50%	861,338	3.35%	4,037,312	2.72%
2026	1,550,000	3.28%	2,169,917	3.87%	881,196	3.64%	4,601,113	3.62%
2027	1,500,000	3.38%	145,000	4.00%	459,147	3.20%	2,104,147	3.38%
2028	–	–	54,673	3.85%	738,933	4.11%	793,606	4.09%
2029	1,250,000	2.45%	195,216	2.00%	–	–	1,445,216	2.39%
2030	750,000	2.65%	–	–	225,250	3.12%	975,250	2.76%
Thereafter	4,100,000	4.30%	–	–	68,602	5.14%	4,168,602	4.31%

Face Amounts of Indebtedness	$18,263,231	2.94%	$6,760,737	3.61%	$7,086,682	3.65%	$32,110,650	3.25%
Premiums (Discounts) on Indebtedness, Net	(22,419)		3,630		–		(18,789)
Debt Issuance Costs	(92,806)		(19,999)		(14,466)		(127,271)
Other Debt Obligations	67,255		–		–		67,255

Our Share of Total Indebtedness	$18,215,261		$6,744,368		$7,072,216		$32,031,845

3Q 2020 SUPPLEMENTAL	30

PROPERTY AND DEBT INFORMATION
As of September 30, 2020

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY	INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE	RATE (1)	TYPE	TOTAL	OUR SHARE
	Malls
1.	Apple Blossom Mall	VA	Winchester	49.1%		474,014	(2)
2.	Auburn Mall	MA	Auburn	56.4%		499,573	(2)
3.	Aventura Mall (3)	FL	Miami Beach (Miami)	33.3%		2,126,717	07/01/28	4.12%	Fixed	1,750,000	583,333
4.	Barton Creek Square	TX	Austin	100.0%		1,452,291	(2)
5.	Battlefield Mall	MO	Springfield	100.0%		1,203,129	09/01/22	3.95%	Fixed	113,357	113,357
6.	Bay Park Square	WI	Green Bay	100.0%		682,401	(2)
7.	Brea Mall	CA	Brea (Los Angeles)	100.0%		1,281,891	(2)
8.	Briarwood Mall	MI	Ann Arbor	50.0%		977,987	09/01/26	3.29%	Fixed	165,000	82,500
9.	Brickell City Centre	FL	Miami	25.0%		476,247	(2)
10.	Broadway Square	TX	Tyler	100.0%		604,870	(2)
11.	Burlington Mall	MA	Burlington (Boston)	100.0%		1,174,697	(2)
12.	Cape Cod Mall	MA	Hyannis	56.4%		709,046	03/06/21	5.75%	Fixed	85,253	48,058
13.	Castleton Square	IN	Indianapolis	100.0%		1,384,538	(2)
14.	Cielo Vista Mall	TX	El Paso	100.0%		1,244,342	(2)
15.	Coconut Point	FL	Estero	50.0%		1,204,565	10/01/26	3.95%	Fixed	183,648	91,824
16.	College Mall	IN	Bloomington	100.0%		609,768	(2)
17.	Columbia Center	WA	Kennewick	100.0%		814,875	(2)
18.	Copley Place	MA	Boston	94.4%	(7)	1,263,346	(2)
19.	Coral Square	FL	Coral Springs (Miami)	97.2%		943,940	(2)
20.	Cordova Mall	FL	Pensacola	100.0%		926,460	(2)
21.	Dadeland Mall	FL	Miami	50.0%		1,499,420	12/05/21	4.50%	Fixed	395,616	197,808
22.	Del Amo Fashion Center	CA	Torrance (Los Angeles)	50.0%		2,519,085	06/01/27	3.66%	Fixed	585,000	292,500
23.	Domain, The	TX	Austin	100.0%		1,236,330	08/01/21	5.44%	Fixed	177,619	177,619
24.	Empire Mall	SD	Sioux Falls	100.0%		1,124,687	12/01/25	4.31%	Fixed	184,598	184,598
25.	Falls, The	FL	Miami	50.0%		708,956	09/01/26	3.45%	Fixed	150,000	75,000
26.	Fashion Centre at Pentagon City, The	VA	Arlington (Washington, DC)	42.5%		1,037,279	07/01/21	5.11%	Fixed	40,000	17,000
							07/01/21	4.87%	Fixed	410,000	174,250
27.	Fashion Mall at Keystone, The	IN	Indianapolis	100.0%		716,466	(2)
28.	Fashion Valley	CA	San Diego	50.0%		1,724,422	01/04/21	4.30%	Fixed	414,174	207,087
29.	Firewheel Town Center	TX	Garland (Dallas)	100.0%		996,305	(2)
30.	Florida Mall, The	FL	Orlando	50.0%		1,725,249	03/05/21	5.25%	Fixed	309,812	154,906
31.	Forum Shops at Caesars Palace, The	NV	Las Vegas	100.0%		660,311	(2)
32.	Galleria, The	TX	Houston	50.4%		2,017,197	03/01/25	3.55%	Fixed	1,200,000	604,440
33.	Greenwood Park Mall	IN	Greenwood (Indianapolis)	100.0%		1,288,889	(2)
34.	Haywood Mall	SC	Greenville	100.0%		1,237,560	(2)
35.	Ingram Park Mall	TX	San Antonio	100.0%		1,125,508	06/01/21	5.38%	Fixed	123,019	123,019
36.	King of Prussia	PA	King of Prussia (Philadelphia)	100.0%		2,669,371	(2)

3Q 2020 SUPPLEMENTAL	31

PROPERTY AND DEBT INFORMATION
As of September 30, 2020

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
37.	La Plaza Mall	TX	McAllen	100.0%		1,313,010	(2)
38.	Lakeline Mall	TX	Cedar Park (Austin)	100.0%		1,099,057	(2)
39.	Lehigh Valley Mall	PA	Whitehall	50.0%		1,193,368	11/01/27		4.06%	Fixed	190,085	95,042
40.	Lenox Square	GA	Atlanta	100.0%		1,558,894	(2)
41.	Livingston Mall	NJ	Livingston (New York)	100.0%		968,748	(2)
42.	Mall at Rockingham Park, The	NH	Salem (Boston)	28.2%		1,064,794	06/01/26		4.04%	Fixed	262,000	73,845
43.	Mall of Georgia	GA	Buford (Atlanta)	100.0%		1,839,803	(2)
44.	Mall of New Hampshire, The	NH	Manchester	56.4%		804,759	07/01/25		4.11%	Fixed	150,000	84,555
45.	McCain Mall	AR	N. Little Rock	100.0%		793,612	(2)
46.	Meadowood Mall	NV	Reno	50.0%		928,920	11/06/21		5.82%	Fixed	108,365	54,182
47.	Menlo Park Mall	NJ	Edison (New York)	100.0%		1,331,636	(2)
48.	Miami International Mall	FL	Miami	47.8%		1,083,121	02/06/24		4.42%	Fixed	160,000	76,442
49.	Midland Park Mall	TX	Midland	100.0%		643,935	09/06/22		4.35%	Fixed	72,298	72,298
50.	Miller Hill Mall	MN	Duluth	100.0%		831,475	(2)
51.	Montgomery Mall	PA	North Wales (Philadelphia)	79.4%		1,102,148	05/01/24		4.57%	Fixed	100,000	79,351
52.	North East Mall	TX	Hurst (Dallas)	100.0%		1,667,775	(2)
53.	Northgate	WA	Seattle	100.0%		416,014	(2)
54.	Northshore Mall	MA	Peabody (Boston)	56.4%		1,503,789	07/05/23		3.30%	Fixed	232,712	131,180
55.	Ocean County Mall	NJ	Toms River (New York)	100.0%		876,804	(2)
56.	Orland Square	IL	Orland Park (Chicago)	100.0%		1,229,717	(2)
57.	Oxford Valley Mall	PA	Langhorne (Philadelphia)	85.5%	(29)	1,339,111	12/07/20		4.77%	Fixed	58,351	49,913
58.	Penn Square Mall	OK	Oklahoma City	94.5%		1,083,741	01/01/26		3.84%	Fixed	310,000	292,938
59.	Pheasant Lane Mall	NH	Nashua	(10)		979,534	(2)
60.	Phipps Plaza	GA	Atlanta	100.0%		759,260	(2)
61.	Plaza Carolina	PR	Carolina (San Juan)	100.0%		1,157,817	07/27/21		1.25%	Variable	225,000	225,000
62.	Prien Lake Mall	LA	Lake Charles	100.0%		842,678	(2)
63.	Quaker Bridge Mall	NJ	Lawrenceville	50.0%		1,081,115	05/01/26		4.50%	Fixed	180,000	90,000
64.	Rockaway Townsquare	NJ	Rockaway (New York)	100.0%		1,246,023	(2)
65.	Roosevelt Field	NY	Garden City (New York)	100.0%		2,346,165	(2)
66.	Ross Park Mall	PA	Pittsburgh	100.0%		1,202,385	(2)
67.	Santa Rosa Plaza	CA	Santa Rosa	100.0%		692,088	(2)
68.	Shops at Chestnut Hill, The	MA	Chestnut Hill (Boston)	94.4%		470,073	11/01/23		4.69%	Fixed	120,000	113,328
69.	Shops at Clearfork, The	TX	Fort Worth	45.0%		549,182	03/11/30	(8)	2.81%	Variable	145,000	65,250
70.	Shops at Crystals, The	NV	Las Vegas	50.0%		269,818	07/01/26		3.74%	Fixed	550,000	275,000
71.	Shops at Mission Viejo, The	CA	Mission Viejo (Los Angeles)	51.0%		1,235,331	02/01/23		3.61%	Fixed	295,000	150,450
72.	Shops at Nanuet, The	NY	Nanuet	100.0%		757,891	(2)
73.	Shops at Riverside, The	NJ	Hackensack (New York)	100.0%		704,920	02/01/23		3.37%	Fixed	130,000	130,000
74.	Smith Haven Mall	NY	Lake Grove (New York)	25.0%	(4)	1,296,738	12/31/20	(8)	2.65%	Variable	180,000	45,000

3Q 2020 SUPPLEMENTAL	32

PROPERTY AND DEBT INFORMATION
As of September 30, 2020

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
75.	Solomon Pond Mall	MA	Marlborough (Boston)	56.4%		886,397	11/01/22		4.01%	Fixed	93,511	52,713
76.	South Hills Village	PA	Pittsburgh	100.0%		1,128,583	(2)
77.	South Shore Plaza	MA	Braintree (Boston)	100.0%		1,590,406	(2)
78.	Southdale Center	MN	Edina (Minneapolis)	100.0%		1,246,333	04/01/23		3.84%	Fixed	138,962	138,962
79.	SouthPark	NC	Charlotte	100.0%		1,684,740	(2)
80.	Springfield Mall(3)	PA	Springfield (Philadelphia)	50.0%		610,152	10/06/25		4.45%	Fixed	59,891	29,946
81.	St. Charles Towne Center	MD	Waldorf (Washington, DC)	100.0%		980,342	(2)
82.	St. Johns Town Center	FL	Jacksonville	50.0%		1,453,557	09/11/24		3.82%	Fixed	350,000	175,000
83.	Stanford Shopping Center	CA	Palo Alto (San Jose)	94.4%	(7)	1,287,956	(2)
84.	Stoneridge Shopping Center	CA	Pleasanton (San Francisco)	49.9%		1,299,690	09/05/26		3.50%	Fixed	330,000	164,670
85.	Summit Mall	OH	Akron	100.0%		776,843	10/01/26		3.31%	Fixed	85,000	85,000
86.	Tacoma Mall	WA	Tacoma (Seattle)	100.0%		1,240,441	(2)
87.	Tippecanoe Mall	IN	Lafayette	100.0%		864,844	(2)
88.	Town Center at Boca Raton	FL	Boca Raton (Miami)	100.0%		1,778,871	(2)
89.	Towne East Square	KS	Wichita	100.0%		1,145,109	(2)
90.	Treasure Coast Square	FL	Jensen Beach	100.0%		876,234	(2)
91.	Tyrone Square	FL	St. Petersburg (Tampa)	100.0%		960,570	(2)
92.	University Park Mall	IN	Mishawaka	100.0%		918,320	(2)
93.	Walt Whitman Shops	NY	Huntington Station (New York)	100.0%		1,084,579	(2)
94.	West Town Mall	TN	Knoxville	50.0%		1,280,846	07/01/22		4.37%	Fixed	207,808	103,904
95.	Westchester, The	NY	White Plains (New York)	40.0%		807,526	02/01/30		3.25%	Fixed	400,000	160,000
96.	White Oaks Mall	IL	Springfield	80.7%		925,233	06/01/24	(8)	2.90%	Variable	47,048	37,957
97.	Wolfchase Galleria	TN	Memphis	94.5%		1,151,360	11/01/26		4.15%	Fixed	155,152	146,612
98.	Woodfield Mall	IL	Schaumburg (Chicago)	50.0%		2,154,583	03/05/24		4.50%	Fixed	400,884	200,442
99.	Woodland Hills Mall	OK	Tulsa	94.5%		1,096,580	(2)

	Total Mall Square Footage					111,837,076

	Lifestyle Centers
1.	ABQ Uptown	NM	Albuquerque	100.0%		229,516	(2)
2.	Hamilton Town Center	IN	Noblesville (Indianapolis)	50.0%		675,178	04/01/22		4.81%	Fixed	76,621	38,310
3.	Pier Park	FL	Panama City Beach	65.6%		948,210	(2)
4.	University Park Village	TX	Fort Worth	100.0%		169,940	05/01/28		3.85%	Fixed	54,673	54,673

	Total Lifestyle Centers Square Footage					2,022,844

3Q 2020 SUPPLEMENTAL	33

PROPERTY AND DEBT INFORMATION
As of September 30, 2020

						DEBT INFORMATION

				LEGAL	TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	Premium Outlets
1.	Albertville Premium Outlets	MN	Albertville (Minneapolis)	100.0%	343,490	(2)
2.	Allen Premium Outlets	TX	Allen (Dallas)	100.0%	544,216	(2)
3.	Aurora Farms Premium Outlets	OH	Aurora (Cleveland)	100.0%	271,533	(2)
4.	Birch Run Premium Outlets	MI	Birch Run (Detroit)	100.0%	593,884	02/06/26		4.21%	Fixed	123,000	123,000
5.	Camarillo Premium Outlets	CA	Camarillo (Los Angeles)	100.0%	686,074	(2)
6.	Carlsbad Premium Outlets	CA	Carlsbad (San Diego)	100.0%	289,210	(2)
7.	Carolina Premium Outlets	NC	Smithfield (Raleigh)	100.0%	438,751	12/01/22		3.36%	Fixed	42,069	42,069
8.	Charlotte Premium Outlets	NC	Charlotte	50.0%	398,280	07/01/28		4.27%	Fixed	100,000	50,000
9.	Chicago Premium Outlets	IL	Aurora (Chicago)	100.0%	687,362	(2)
10.	Cincinnati Premium Outlets	OH	Monroe (Cincinnati)	100.0%	398,958	(2)
11.	Clarksburg Premium Outlets	MD	Clarksburg (Washington, DC)	66.0%	390,147	01/01/28		3.95%	Fixed	160,000	105,600
12.	Clinton Crossing Premium Outlets	CT	Clinton	100.0%	276,117	(2)
13.	Denver Premium Outlets	CO	Thornton (Denver)	100.0%	328,100	(2)
14.	Desert Hills Premium Outlets	CA	Cabazon (Palm Springs)	100.0%	655,226	(2)
15.	Ellenton Premium Outlets	FL	Ellenton (Tampa)	100.0%	477,141	12/01/25		4.30%	Fixed	178,000	178,000
16.	Folsom Premium Outlets	CA	Folsom (Sacramento)	100.0%	297,930	(2)
17.	Gilroy Premium Outlets	CA	Gilroy (San Jose)	100.0%	578,505	(2)
18.	Gloucester Premium Outlets	NJ	Blackwood (Philadelphia)	50.0%	369,678	03/01/23		1.65%	Variable	86,000	43,000
19.	Grand Prairie Premium Outlets	TX	Grand Prairie (Dallas)	100.0%	423,640	04/01/23		3.66%	Fixed	109,758	109,758
20.	Grove City Premium Outlets	PA	Grove City (Pittsburgh)	100.0%	530,701	12/01/25		4.31%	Fixed	140,000	140,000
21.	Gulfport Premium Outlets	MS	Gulfport	100.0%	300,055	12/01/25		4.35%	Fixed	50,000	50,000
22.	Hagerstown Premium Outlets	MD	Hagerstown (Baltimore/ Washington, DC)	100.0%	485,592	02/06/26		4.26%	Fixed	74,105	74,105
23.	Houston Premium Outlets	TX	Cypress (Houston)	100.0%	542,471	(2)
24.	Indiana Premium Outlets	IN	Edinburgh (Indianapolis)	100.0%	378,029	(2)
25.	Jackson Premium Outlets	NJ	Jackson (New York)	100.0%	285,563	(2)
26.	Jersey Shore Premium Outlets	NJ	Tinton Falls (New York)	100.0%	434,483	(2)
27.	Johnson Creek Premium Outlets	WI	Johnson Creek	100.0%	277,672	(2)
28.	Kittery Premium Outlets	ME	Kittery	100.0%	259,334	(2)
29.	Las Americas Premium Outlets	CA	San Diego	100.0%	553,993	(2)
30.	Las Vegas North Premium Outlets	NV	Las Vegas	100.0%	676,269	(2)
31.	Las Vegas South Premium Outlets	NV	Las Vegas	100.0%	535,721	(2)
32.	Lee Premium Outlets	MA	Lee	100.0%	224,756	06/01/26	(15)	4.17%	Fixed	49,946	49,946
33.	Leesburg Premium Outlets	VA	Leesburg (Washington, DC)	100.0%	478,218	(2)
34.	Lighthouse Place Premium Outlets	IN	Michigan City (Chicago, IL)	100.0%	454,780	(2)
35.	Merrimack Premium Outlets	NH	Merrimack	100.0%	408,892	07/01/23		3.78%	Fixed	117,094	117,094
36.	Napa Premium Outlets	CA	Napa	100.0%	179,418	(2)
37.	Norfolk Premium Outlets	VA	Norfolk	65.0%	332,086	(2)
38.	North Bend Premium Outlets	WA	North Bend (Seattle)	100.0%	223,630	(2)
39.	North Georgia Premium Outlets	GA	Dawsonville (Atlanta)	100.0%	540,802	(2)

3Q 2020 SUPPLEMENTAL	34

PROPERTY AND DEBT INFORMATION
As of September 30, 2020

						DEBT INFORMATION

				LEGAL	TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
40.	Orlando International Premium Outlets	FL	Orlando	100.0%	773,380	(2)
41.	Orlando Vineland Premium Outlets	FL	Orlando	100.0%	656,789	(2)
42.	Petaluma Village Premium Outlets	CA	Petaluma (San Francisco)	100.0%	201,711	(2)
43.	Philadelphia Premium Outlets	PA	Limerick (Philadelphia)	100.0%	549,155	(2)
44.	Phoenix Premium Outlets	AZ	Chandler (Phoenix)	100.0%	356,509	(2)
45.	Pismo Beach Premium Outlets	CA	Pismo Beach	100.0%	147,403	09/06/26	(17)	3.33%	Fixed	34,329	34,329
46.	Pleasant Prairie Premium Outlets	WI	Pleasant Prairie (Chicago, IL/ Milwaukee)	100.0%	402,626	09/01/27		4.00%	Fixed	145,000	145,000
47.	Puerto Rico Premium Outlets	PR	Barceloneta	100.0%	350,091	07/26/21		1.25%	Variable	160,000	160,000
48.	Queenstown Premium Outlets	MD	Queenstown (Baltimore)	100.0%	289,682	09/06/26	(17)	3.33%	Fixed	60,308	60,308
49.	Rio Grande Valley Premium Outlets	TX	Mercedes (McAllen)	100.0%	603,929	(2)
50.	Round Rock Premium Outlets	TX	Round Rock (Austin)	100.0%	498,362	(2)
51.	San Francisco Premium Outlets	CA	Livermore (San Francisco)	100.0%	696,873	(2)
52.	San Marcos Premium Outlets	TX	San Marcos (Austin/ San Antonio)	100.0%	732,214	(2)
53.	Seattle Premium Outlets	WA	Tulalip (Seattle)	100.0%	554,532	(2)
54.	Silver Sands Premium Outlets	FL	Destin	50.0%	450,954	06/01/22		3.93%	Fixed	100,000	50,000
55.	St. Augustine Premium Outlets	FL	St. Augustine (Jacksonville)	100.0%	327,716	(2)
56.	St. Louis Premium Outlets	MO	St. Louis (Chesterfield)	60.0%	351,425	10/06/24		4.06%	Fixed	93,550	56,130
57.	Tampa Premium Outlets	FL	Lutz (Tampa)	100.0%	459,485	(2)
58.	Tanger Outlets—Columbus(3)	OH	Sunbury (Columbus)	50.0%	355,254	11/28/21	(8)	1.80%	Variable	85,000	42,500
59.	Tanger Outlets—Galveston/Houston(3)	TX	Texas City	50.0%	352,705	07/01/22	(8)	1.80%	Variable	80,000	40,000
60.	The Crossings Premium Outlets	PA	Tannersville	100.0%	411,767	12/01/22		3.41%	Fixed	103,941	103,941
61.	Tucson Premium Outlets	AZ	Marana (Tucson)	100.0%	363,434	(2)
62.	Twin Cities Premium Outlets	MN	Eagan	35.0%	408,926	11/06/24		4.32%	Fixed	115,000	40,250
63.	Vacaville Premium Outlets	CA	Vacaville	100.0%	447,273	(2)
64.	Waikele Premium Outlets	HI	Waipahu (Honolulu)	100.0%	219,485	(2)
65.	Waterloo Premium Outlets	NY	Waterloo	100.0%	421,436	(2)
66.	Williamsburg Premium Outlets	VA	Williamsburg	100.0%	522,562	02/06/26		4.23%	Fixed	185,000	185,000
67.	Woodburn Premium Outlets	OR	Woodburn (Portland)	100.0%	389,513	(2)
68.	Woodbury Common Premium Outlets	NY	Central Valley (New York)	100.0%	909,420	(2)
69.	Wrentham Village Premium Outlets	MA	Wrentham (Boston)	100.0%	672,869	(2)

	Total U.S. Premium Outlet Square Footage				30,428,187

3Q 2020 SUPPLEMENTAL	35

PROPERTY AND DEBT INFORMATION
As of September 30, 2020

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY	INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE	RATE (1)	TYPE	TOTAL	OUR SHARE
	The Mills
1.	Arizona Mills	AZ	Tempe (Phoenix)	100.0%		1,238,016	07/01/21	5.76%	Fixed	146,808	146,808
2.	Arundel Mills	MD	Hanover (Baltimore)	59.3%		1,929,888	02/06/24	4.29%	Fixed	383,500	227,224
3.	Colorado Mills	CO	Lakewood (Denver)	37.5%		1,416,322	11/01/24	4.28%	Fixed	129,528	48,573
							07/01/21	5.04%	Fixed	25,256	9,471
4.	Concord Mills	NC	Concord (Charlotte)	59.3%		1,370,166	11/01/22	3.84%	Fixed	235,000	139,261
5.	Grapevine Mills	TX	Grapevine (Dallas)	59.3%		1,781,214	10/01/24	3.83%	Fixed	268,000	158,817
6.	Great Mall	CA	Milpitas (San Jose)	100.0%		1,368,463	(2)
7.	Gurnee Mills	IL	Gurnee (Chicago)	100.0%		1,936,389	10/01/26	3.99%	Fixed	255,508	255,508
8.	Katy Mills	TX	Katy (Houston)	62.5%	(4)	1,787,577	12/06/22	3.49%	Fixed	140,000	35,000
9.	Mills at Jersey Gardens, The	NJ	Elizabeth	100.0%		1,303,405	11/01/20	3.83%	Fixed	350,000	350,000
10.	Ontario Mills	CA	Ontario (Riverside)	50.0%		1,422,367	03/05/22	4.25%	Fixed	292,245	146,123
11.	Opry Mills	TN	Nashville	100.0%		1,176,865	07/01/26	4.09%	Fixed	375,000	375,000
12.	Outlets at Orange, The	CA	Orange (Los Angeles)	100.0%		866,975	04/01/24	4.22%	Fixed	215,000	215,000
13.	Potomac Mills	VA	Woodbridge (Washington, DC)	100.0%		1,553,445	11/01/26	3.46%	Fixed	416,000	416,000
14.	Sawgrass Mills	FL	Sunrise (Miami)	100.0%		2,327,891	(2)

	Total The Mills Square Footage					21,478,983

	Other Properties
	Calhoun Outlet Marketplace, Circle Centre Mall, Crystal Mall, Dover Mall, Emerald Square, Florida Keys Outlet Marketplace, Gaffney Outlet Marketplace, Liberty Tree Mall, Lincoln Plaza, Orlando Outlet Marketplace, Osage Beach Outlet Marketplace, Philadelphia Mills, Southridge Mall, Square One Mall, Sugarloaf Mills, The Avenues, The Mall at Tuttle Crossing, and Town Center at Cobb							(4)(15)(20)(21)		1,410,425	661,427

	Total Other Properties Square Footage					14,566,407

	TOTAL U.S. SQUARE FOOTAGE(11)(22)					180,333,497

3Q 2020 SUPPLEMENTAL	36

PROPERTY AND DEBT INFORMATION
As of September 30, 2020

						DEBT INFORMATION

				LEGAL	TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	International Properties
	AUSTRIA
1.	Parndorf Designer Outlet Phases 3 & 4	Vienna		90.0%	118,000	07/04/29	(19)	2.00%	Fixed	216,906	195,215

	Subtotal Austria Square Footage				118,000
	CANADA
2.	Premium Outlet Collection Edmonton IA	Edmonton (Alberta)		50.0%	422,600	11/10/21	(8)(14)	1.78%	Variable	100,078	50,039
3.	Premium Outlets Montréal	Montréal (Quebec)		50.0%	367,400	06/01/24	(14)	3.08%	Fixed	89,792	44,896
4.	Toronto Premium Outlets	Toronto (Ontario)		50.0%	504,600	06/01/22	(14)	3.11%	Fixed	127,206	63,602
5.	Vancouver Designer Outlet	Vancouver (British Columbia)		45.0%	326,000	06/19/21	(8)(14)	2.03%	Variable	119,369	53,716

	Subtotal Canada Square Footage				1,620,600
	FRANCE
6.	Provence Designer Outlet	Miramas		90.0%	269,000	07/27/22	(8)(19)	1.60%	Variable	96,023	86,421

	Subtotal France Square Footage				269,000
	GERMANY
7.	Ochtrup Designer Outlet	Ochtrup		70.5%	191,500	06/30/21	(19)	2.49%	Fixed	45,034	31,749

	Subtotal Germany Square Footage				191,500
	ITALY
8.	La Reggia Designer Outlet	Marcianise (Naples)		90.0%	288,000	02/15/22	(19)	2.25%	Variable	152,411	137,170
9.	Noventa Di Piave Designer Outlet	Venice		90.0%	353,000	07/25/25	(19)	1.95%	Fixed	327,938	295,144

	Subtotal Italy Square Footage				641,000
	JAPAN
10.	Ami Premium Outlets	Ami (Tokyo)		40.0%	315,000	09/25/23	(23)	1.64%	Fixed	34,294	13,718
11.	Gotemba Premium Outlets	Gotemba City (Tokyo)		40.0%	659,500	04/08/27	(23)	0.18%	Variable	123,130	49,252
12.	Kobe-Sanda Premium Outlets	Kobe (Osaka)		40.0%	441,000	01/31/23	(23)	0.34%	Variable	8,525	3,410
13.	Rinku Premium Outlets	Izumisano (Osaka)		40.0%	512,500	07/31/22	(23)	0.34%	Variable	9,472	3,789
						07/31/27	(22)	0.30%	Fixed	55,882	22,353
14.	Sano Premium Outlets	Sano (Tokyo)		40.0%	390,800	02/28/25	(23)	0.28%	Fixed	43,095	17,238
15.	Sendai-Izumi Premium Outlets	Izumi Park Town (Sendai)		40.0%	164,200	(2)
16.	Shisui Premium Outlets	Shisui (Chiba)		40.0%	434,600	05/31/23	(23)	0.32%	Variable	26,521	10,608
						11/30/23	(23)	0.32%	Variable	24,626	9,850
						05/29/22	(23)	0.34%	Fixed	47,357	18,943
17.	Toki Premium Outlets	Toki (Nagoya)		40.0%	367,700	11/30/24	(23)	0.28%	Variable	3,315	1,326
						11/30/24	(23)	0.21%	Fixed	25,100	10,040
18.	Tosu Premium Outlets	Fukuoka (Kyushu)		40.0%	328,400	10/31/26	(23)	0.21%	Variable	69,616	27,846

	Subtotal Japan Square Footage				3,613,700

3Q 2020 SUPPLEMENTAL	37

PROPERTY AND DEBT INFORMATION
As of September 30, 2020

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	KOREA
19.	Busan Premium Outlets	Busan		50.0%		360,200	06/20/23	(24)	3.04%	Fixed	93,356	46,678
20.	Paju Premium Outlets	Paju (Seoul)		50.0%		558,900	07/13/23	(24)	3.36%	Fixed	65,092	32,546
21.	Siheung Premium Outlets	Siheung (Seoul)		50.0%		444,400	03/15/23	(24)	3.28%	Fixed	128,471	64,236
22.	Yeoju Premium Outlets	Yeoju (Seoul)		50.0%		551,600	03/06/23	(24)	3.41%	Fixed	62,519	31,260

	Subtotal South Korea Square Footage					1,915,100
	MALAYSIA
23.	Genting Highlands Premium Outlets	Pahang (Kuala Lumpur)		50.0%		277,500	02/14/24	(25)	5.27%	Variable	25,070	12,535
24.	Johor Premium Outlets	Johor (Singapore)		50.0%		309,400	(2)

	Subtotal Malaysia Square Footage					586,900
	MEXICO
25.	Premium Outlets Punta Norte	Mexico City		50.0%		333,000	(2)
26.	Premium Outlets Querétaro	Querétaro		50.0%		274,800	12/20/33	(28)	9.98%	Fixed	20,071	10,036
							12/20/21	(28)	8.49%	Variable	4,986	2,493

	Subtotal Mexico Square Footage					607,800
	NETHERLANDS
27.	Roermond Designer Outlet Phases 2, 3 & 4	Roermond			(26)	298,000	12/18/21	(19)	1.78%	Fixed	269,665	242,699
							08/17/25	(19)	1.30%	Variable	196,974	93,095
28.	Roosendaal Designer Outlet	Roosendaal		94.0%		247,500	02/25/24	(8)(19)	1.75%	Variable	69,623	65,446

	Subtotal Netherlands Square Footage					545,500
	SPAIN
29.	Malaga Designer Outlet	Malaga		46.1%		191,000	02/09/23	(19)	2.75%	Variable	58,844	27,133

	Subtotal Spain Square Footage					191,000
	THAILAND
30.	Siam Premium Outlets Bangkok	Bangkok		50.0%		264,000	06/05/31	(30)	3.95%	Fixed	73,926	36,963

	Subtotal Thailand Square Footage					264,000
	UNITED KINGDOM
31.	Ashford Designer Outlet	Kent		45.0%		281,000	02/22/22	(5)	3.08%	Fixed	128,720	57,923

	Subtotal United Kingdom Square Footage					281,000

	TOTAL INTERNATIONAL SQUARE FOOTAGE(11)(27)					10,845,100

	TOTAL SQUARE FOOTAGE					191,178,597

	Other Secured Indebtedness:							(13)			346,439	174,548

	TOTAL SECURED INDEBTEDNESS											$13,847,419	(6)

	Our Share of Consolidated Mortgage Debt											$6,760,737

	Our Share of Joint Venture Mortgage Debt											$7,086,682

3Q 2020 SUPPLEMENTAL	38

PROPERTY AND DEBT INFORMATION
As of September 30, 2020

	DEBT INFORMATION

				INDEBTEDNESS
UNSECURED INDEBTEDNESS:	MATURITY DATE		INTEREST RATE (1)	TYPE	($ in 000's) TOTAL
Global Commercial Paper - USD	11/21/20	(12)	0.19%	Fixed	622,650
Simon Property Group, LP (Sr. Notes)	07/15/21		2.50%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	01/30/22		2.35%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	06/15/22		2.63%	Fixed	600,000
Simon Property Group, LP (Euro Sr. Notes)	11/18/22	(16)	1.38%	Fixed	879,349
Simon Property Group, LP (Sr. Notes)	02/01/23		2.75%	Fixed	500,000
Simon Property Group, LP (Sr. Notes)	06/01/23		2.75%	Fixed	600,000
Supplemental Credit Facility - USD Currency	02/01/24	(8)(34)	3.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	09/13/24		2.00%	Fixed	1,000,000
Simon Property Group, LP (Sr. Notes)	10/01/24		3.38%	Fixed	900,000
Simon Property Group, LP (Euro Sr. Notes)	05/13/25	(9)	1.25%	Fixed	586,232
Revolving Credit Facility - USD Currency	06/30/25	(8)	0.81%	Variable	625,000
Simon Property Group, LP (Sr. Notes)	09/01/25		3.50%	Fixed	1,100,000
Simon Property Group, LP (Sr. Notes)	01/15/26		3.30%	Fixed	800,000
Simon Property Group, LP (Sr. Notes)	11/30/26		3.25%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	06/15/27		3.38%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	12/01/27		3.38%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	09/13/29		2.45%	Fixed	1,250,000
Simon Property Group, LP (Sr. Notes)	07/15/30		2.65%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	02/01/40		6.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	03/15/42		4.75%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	10/01/44		4.25%	Fixed	400,000
Simon Property Group, LP (Sr. Notes)	11/30/46		4.25%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	09/13/49		3.25%	Fixed	1,250,000
Simon Property Group, LP (Sr. Notes)	07/15/50		3.80%	Fixed	750,000

Total Unsecured Indebtedness					$18,263,231	(18)

3Q 2020 SUPPLEMENTAL	39

PROPERTY AND DEBT INFORMATION
As of September 30, 2020

FOOTNOTES:

(1)
Variable rate debt interest rates are based on the following base rates as of September 30, 2020: 1M LIBOR at 0.148%; 1M EUR LIBOR at (0.57)%; 3M EURIBOR at (0.50)%; 6M EURIBOR at (0.48)%; 3M GBP LIBOR at 0.14%; 1M YEN TIBOR at 0.02%; 6M YEN TIBOR at .14%; 1M YEN LIBOR at (0.08)%; 1M CDOR at 0.48%; and Cost of Funds Rate at 3.52%.
(2)
Unencumbered asset.
(3)
This property is managed by a third party.
(4)
The Operating Partnership's direct and indirect interests in some joint venture properties are subject to preferences on distributions and/or capital allocation in favor of other partners or the Operating Partnership.
(5)
Amount shown in USD equivalent; GBP equivalent is 100.0 million.
(6)
Our share of total indebtedness includes a pro rata share of the mortgage debt on joint venture properties, including TMLP. To the extent total indebtedness is secured by a property, it is non-recourse to us, with the exception of approximately $201.0 million of payment guarantees provided by the Operating Partnership.
(7)
The Operating Partnership receives substantially all the economic benefit of the property due to a preference or advance.
(8)
Includes applicable extensions available at our option.
(9)
Amount shown in USD equivalent; Euro equivalent is 500.0 million.
(10)
The Operating Partnership owns a mortgage note that encumbers Pheasant Lane Mall that entitles it to 100% of the economics of this property.
(11)
Does not include any other spaces in joint ventures which are not listed above.
(12)
Reflects the weighted average maturity date and weighted average interest rate of all outstanding tranches of Commercial Paper at September 30, 2020.
(13)
Consists of 10 loans with interest rates ranging from 1.68% to 5.27% and maturities between 2022 and 2035.
(14)
Amount shown in USD equivalent; CAD equivalent is 583.3 million.
(15)
Three properties (Lee Premium Outlets, Calhoun Outlet Marketplace and Gaffney Outlet Marketplace) are secured by cross-collateralized and cross-defaulted mortgages.
(16)
Amount shown in USD equivalent; Euro equivalent is 750.0 million.
(17)
These two properties are secured by cross-collateralized and cross-defaulted mortgages.
(18)
Also represents our share of Total Unsecured Indebtedness.
(19)
Amount shown in USD equivalent; Euro equivalent is 1.2 billion.
(20)
Consists of 15 encumbered properties with interest rates ranging from 2.90% to 9.35% and maturities between 2021 and 2026, of which two properties are held within TMLP.
(21)
The Operating Partnership sold the Lincoln Plaza property effective October 1, 2020.
(22)
Includes office space of 2,117,967 square feet including the following centers with more than 75,000 square feet of office space:

Circle Centre - 112,699 sq. ft.	Oxford Valley Mall - 138,340 sq. ft.
Copley Place - 893,439 sq. ft.	The Shops at Clearfork - 146,571 sq. ft.
Domain, The - 156,240 sq. ft.	Southdale Center - 102,400 sq. ft.
Fashion Center at Pentagon City - 169,089 sq. ft.
(23)
Amounts shown in USD equivalent; Yen equivalent is 49.7 billion.
(24)
Amounts shown in USD equivalent; Won equivalent is 408.0 billion.
(25)
Amounts shown in USD equivalent; Ringgit equivalent is 104.2 million.
(26)
The Company owns a 90.0% interest in Phases 2 & 3 and a 47.3% interest in Phase 4.
(27)
Does not include Klépierre.
(28)
Amounts shown in USD equivalent; Pesos equivalent is 557.9 million.
(29)
This mortgage was also secured by Lincoln Plaza until October 1, 2020 when the Company sold Lincoln Plaza.
(30)
Amounts shown in USD equivalent; Baht equivalent is 2.3 billion.

3Q 2020 SUPPLEMENTAL	40

NON-GAAP PRO-RATA FINANCIAL INFORMATION

The following pro-rata financial information is not, and is not intended to be, a presentation in accordance with GAAP. The non-GAAP pro-rata financial information aggregates our proportionate economic ownership of each asset in our property portfolio that we do not wholly own. The amounts in the column labeled "Our Share of Joint Ventures" were derived on a property-by-property or entity-by-entity basis by applying to each line item the ownership percentage interest used to arrive at our share of the net operations for the period consistent with the application of the equity method of accounting to each of our unconsolidated joint ventures. A similar calculation was performed for the amounts in the column labeled "Noncontrolling Interests," which represents the share of consolidated assets and net income or loss attributable to any noncontrolling interest.

We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages.

We provide pro-rata financial information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company's reported results under GAAP. The presentation of pro-rata financial information has limitations as an analytical tool. Some of these limitations include:

•
The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and

•
Other companies in our industry may calculate their pro-rata interest differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the pro-rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using the pro-rata financial information only supplementally.

3Q 2020 SUPPLEMENTAL	41

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)

	FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2020			FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2019

	NONCONTROLLING INTERESTS(1)	OUR SHARE OF JOINT VENTURES		NONCONTROLLING INTERESTS(1)	OUR SHARE OF JOINT VENTURES
REVENUE:
Lease income	$(8,699)	282,017		$(11,590)	$360,723
Management fees and other revenues	–	–		–	–
Other income	(391)	45,751		(387)	38,391

Total revenue	(9,090)	327,768		(11,977)	399,114

EXPENSES:
Property operating	(1,654)	56,969		(2,061)	67,407
Depreciation and amortization	(4,403)	102,393		(4,180)	102,536
Real estate taxes	(432)	32,073		(570)	30,207
Repairs and maintenance	(376)	7,678		(372)	9,388
Advertising and promotion	(528)	4,902		(1,289)	9,712
Home and regional office costs	–	–		–	–
General and administrative	–	–		–	–
Other	(457)	18,477		(1,556)	20,142

Total operating expenses	(7,850)	222,492		(10,028)	239,392

OPERATING INCOME BEFORE OTHER ITEMS	(1,240)	105,276		(1,949)	159,722
Interest expense	1,899	(72,356)		1,813	(75,411)
Income and other tax benefit (expense)	–	–		–	–
Income from unconsolidated entities	94	(32,920)	(2)	(201)	(84,311)	(2)
Unrealized (losses) gains in fair value of equity instruments	–	–		–	–
(Loss) gain on sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	–	–		–	–

Consolidated income from continuing operations	753	–		(337)	–

CONSOLIDATED NET INCOME	753	–		(337)	–
Net income attributable to noncontrolling interests	753	–	(3)	(337)	–	(3)
Preferred dividends	–	–		–	–

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$–	$–		$–	$–

RECONCILIATION OF CONSOLIDATED NET INCOME TO FFO:
(1)
Represents our venture partners' share of operations from consolidated properties.

(2)
Our Total Share of income from unconsolidated entities represents our share of net results related to our investment in Klépierre, HBS, RGG, SPARC, ABG, and Forever 21.

(3)
Represents limited partners' interest in the Operating Partnership.

3Q 2020 SUPPLEMENTAL	42

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)

	FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020			FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019

	NONCONTROLLING INTERESTS(1)	OUR SHARE OF JOINT VENTURES		NONCONTROLLING INTERESTS(1)	OUR SHARE OF JOINT VENTURES
REVENUE:
Lease income	$(24,627)	901,976		$(33,577)	1,075,527
Management fees and other revenues	–	–		–	–
Other income	(937)	96,882		(1,171)	114,888

Total revenue	(25,564)	998,858		(34,748)	1,190,415

EXPENSES:
Property operating	(4,773)	171,221		(6,054)	194,936
Depreciation and amortization	(12,447)	302,521		(12,524)	306,527
Real estate taxes	(1,418)	92,304		(1,774)	94,896
Repairs and maintenance	(1,101)	23,135		(1,125)	28,803
Advertising and promotion	(1,901)	20,044		(3,560)	30,793
Home and regional office costs	–	–		–	–
General and administrative	–	–		–	–
Other	(1,917)	48,248		(5,148)	63,353

Total operating expenses	(23,557)	657,473		(30,185)	719,308

OPERATING INCOME BEFORE OTHER ITEMS	(2,007)	341,385		(4,563)	471,107
Interest expense	5,592	(218,565)		5,047	(223,304)
Income and other tax benefit (expense)	–	–		–	–
Income from unconsolidated entities	966	(122,820)	(2)	(303)	(247,803)	(2)
Unrealized (losses) gains in fair value of equity instruments	–	–		–	–
(Loss) gain on sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	–	–		–	–

Consolidated income from continuing operations	4,551	–		181	–

CONSOLIDATED NET INCOME	4,551	–		181	–
Net income attributable to noncontrolling interests	4,551	–	(3)	181	–	(3)
Preferred dividends	–	–		–	–

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$–	$–		$–	$–

(1)
Represents our venture partners' share of operations from consolidated properties.

(2)
Our Total Share of income from unconsolidated entities represents our share of net results related to our investment in Klépierre, HBS, RGG, SPARC, ABG, and Forever 21.

(3)
Represents limited partners' interest in the Operating Partnership.

3Q 2020 SUPPLEMENTAL	43

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)

	AS OF SEPTEMBER 30, 2020		AS OF SEPTEMBER 30, 2019

	NONCONTROLLING INTERESTS	OUR SHARE OF JOINT VENTURES	NONCONTROLLING INTERESTS	OUR SHARE OF JOINT VENTURES
ASSETS:
Investment properties, at cost	$(448,246)	$10,480,328	$(448,644)	$10,781,368
Less - accumulated depreciation	(112,661)	3,531,408	(96,961)	3,435,473

	(335,585)	6,948,920	(351,683)	7,345,895
Cash and cash equivalents	(18,175)	453,952	(33,521)	406,916
Tenant receivables and accrued revenue, net	(5,061)	374,797	(8,753)	224,037
Investment in unconsolidated entities, at equity	(23,194)	(2,426,141)	(20,815)	(2,100,743)
Investment in Klépierre, at equity	—	—	—	—
Right-of-use assets, net	(888)	79,136	(895)	81,238
Deferred costs and other assets	(28,785)	763,798	(28,407)	290,425

Total assets	$(411,688)	$6,194,462	$(444,074)	$6,247,768

LIABILITIES:
Mortgages and unsecured indebtedness	$(180,053)	$7,072,216	$(170,558)	$7,143,105
Accounts payable, accrued expenses, intangibles, and deferred revenues	(18,773)	428,465	(17,859)	442,493
Cash distributions and losses in unconsolidated entities, at equity	—	(1,565,642)	—	(1,568,150)
Dividend payable	—	—	—	—
Lease liabilities	(888)	80,516	(895)	81,564
Other liabilities	(46,752)	178,907	(46,508)	148,756

Total liabilities	(246,466)	6,194,462	(235,820)	6,247,768

Commitments and contingencies
Limited partners' preferred interest in the Operating Partnership	(161,656)	—	(201,350)	—
EQUITY:
Stockholders' equity
Capital stock
Series J 8 3/8% cumulative redeemable preferred stock	—	—	—	—
Common stock, $.0001 par value	—	—	—	—
Class B common stock, $.0001 par value	—	—	—	—
Capital in excess of par value	—	—	—	—
Accumulated deficit	—	—	—	—
Accumulated other comprehensive loss	—	—	—	—
Common stock held in treasury at cost	—	—	—	—

Total stockholders' equity	—	—	—	—
Noncontrolling interests	(3,566)	—	(6,904)	—

Total equity	(3,566)	—	(6,904)	—

Total liabilities and equity	$(411,688)	$6,194,462	$(444,074)	$6,247,768

3Q 2020 SUPPLEMENTAL	44

QuickLinks

  TABLE OF CONTENTS
SIMON PROPERTY GROUP REPORTS THIRD QUARTER 2020 RESULTS
  Results for the Quarter
  EARNINGS RELEASE
  Results for the Nine Months
  U.S. Malls and Premium Outlets Operating Statistics
  EARNINGS RELEASE
  Business Update
  Development Activity
  EARNINGS RELEASE
  Capital Markets and Balance Sheet Liquidity
  Dividends
  Conference Call
  Supplemental Materials and Website
  Non-GAAP Financial Measures
  EARNINGS RELEASE
  Forward-Looking Statements
  About Simon
Simon Property Group, Inc. Unaudited Consolidated Statements of Operations (Dollars in thousands, except per share amounts)
  EARNINGS RELEASE
Simon Property Group, Inc. Unaudited Consolidated Balance Sheets (Dollars in thousands, except share amounts)
  EARNINGS RELEASE
Simon Property Group, Inc. Unaudited Joint Venture Combined Statements of Operations (Dollars in thousands)
  EARNINGS RELEASE
Simon Property Group, Inc. Unaudited Joint Venture Combined Balance Sheets (Dollars in thousands)
  EARNINGS RELEASE
Simon Property Group, Inc. Unaudited Reconciliation of Non-GAAP Financial Measures (C) (Amounts in thousands, except per share amounts)
  EARNINGS RELEASE
Simon Property Group, Inc. Footnotes to Unaudited Financial Information
  Notes
  OVERVIEW
  THE COMPANY
  OVERVIEW
  STOCK INFORMATION
  SENIOR UNSECURED DEBT COVENANTS (1)
  SELECTED FINANCIAL AND EQUITY INFORMATION (In thousands, except as noted)
  NET OPERATING INCOME (NOI) COMPOSITION (1) For the Nine Months Ended September 30, 2020
  NET OPERATING INCOME OVERVIEW (1) (In thousands)
  RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (In thousands, except as noted)
  RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (In thousands, except as noted)
  OTHER INCOME, OTHER EXPENSE AND CAPITALIZED INTEREST (In thousands)
  U.S. MALLS AND PREMIUM OUTLETS OPERATING INFORMATION
  Open / Close Spread
  THE MILLS AND INTERNATIONAL OPERATING INFORMATION
  U.S. MALLS AND PREMIUM OUTLETS LEASE EXPIRATIONS (1)
  U.S. MALLS AND PREMIUM OUTLETS TOP TENANTS
  Top Inline Store Tenants (sorted by percentage of total base minimum rent for U.S. properties)
  Top Anchors (sorted by percentage of total square footage in U.S. properties) (1)
  CAPITAL EXPENDITURES (In thousands)
  DEVELOPMENT ACTIVITY SUMMARY (1) As of September 30, 2020 (in thousands, except percent)
  COMMON AND PREFERRED STOCK INFORMATION
  CHANGES IN COMMON SHARE AND LIMITED PARTNERSHIP UNIT OWNERSHIP For the Period December 31, 2019 through September 30, 2020
  PREFERRED STOCK/UNITS OUTSTANDING AS OF SEPTEMBER 30, 2020 ($ in 000's, except per share amounts)
  CREDIT PROFILE (As of December 31, unless otherwise indicated)
  SUMMARY OF INDEBTEDNESS As of September 30, 2020 (In thousands)
  TOTAL DEBT AMORTIZATION AND MATURITIES BY YEAR (OUR SHARE) As of September 30, 2020 (In thousands)
  PROPERTY AND DEBT INFORMATION As of September 30, 2020
  PROPERTY AND DEBT INFORMATION As of September 30, 2020
  PROPERTY AND DEBT INFORMATION As of September 30, 2020
  NON-GAAP PRO-RATA FINANCIAL INFORMATION
  NON-GAAP PRO-RATA FINANCIAL INFORMATION (In thousands)
  NON-GAAP PRO-RATA FINANCIAL INFORMATION (In thousands)
  NON-GAAP PRO-RATA FINANCIAL INFORMATION (In thousands)